EXECUTION COPY

Published CUSIP Number: 02401JAC3
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 9, 2014

among

AMERICAN ASSETS TRUST, L.P.,

as the Borrower,

AMERICAN ASSETS TRUST, INC.,

as a Guarantor,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,

and

The Other Lenders Party Hereto,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,
and

WELLS FARGO BANK, N.A.,
as Syndication Agent,

and

KEYBANK NATIONAL ASSOCIATION,
ROYAL BANK OF CANADA, and
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. The Loans	48
2.02. Borrowings, Conversions and Continuations of Loans	49
2.03. Letters of Credit	50
2.04. Swing Line Loans	59
2.05. Prepayments	62
2.06. Termination or Reduction of Commitments	64
2.07. Repayment of Loans	64
2.08. Interest	65
2.09. Fees	65
2.10. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	67
2.11. Evidence of Debt	67
2.12. Payments Generally; Administrative Agent’s Clawback	68
2.13. Sharing of Payments by Lenders	70
2.14. Extension of Maturity Date in respect of Revolving Credit Facility	71
2.15. Extension of Maturity Date in respect of Term Facility	73
2.16. Increase in Revolving Credit Facility	74
2.17. Increase in Term Facility	75
2.18. Cash Collateral	77
2.19. Defaulting Lenders	78

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes	81
3.02. Illegality	86
3.03. Inability to Determine Rates	86
3.04. Increased Costs; Reserves on Eurodollar Rate Loans	87
3.05. Compensation for Losses	89
3.06. Mitigation Obligations; Replacement of Lenders	89
3.07. Survival	90

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ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions of Effectiveness	90
4.02. Conditions to All Credit Extensions	93

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01. Existence, Qualification and Power	94
5.02. Authorization; No Contravention	94
5.03. Governmental Authorization; Other Consents	94
5.04. Binding Effect	95
5.05. Financial Statements; No Material Adverse Effect	95
5.06. Litigation	95
5.07. No Default	96
5.08. Ownership of Property; Liens	96
5.09. Environmental Compliance	96
5.10. Insurance	97
5.11. Taxes	97
5.12. ERISA Compliance	98
5.13. Subsidiaries; Equity Interests; Loan Parties	98
5.14. Margin Regulations; Investment Company Act	99
5.15. Disclosure	99
5.16. Compliance with Laws	99
5.17. Intentionally Omitted	99
5.18. Intellectual Property; Licenses, Etc	99
5.19. Solvency	100
5.20. Casualty, Etc	100
5.21. Labor Matters	100
5.22. Anti-Corruption Laws	100
5.23. Sanctions	100
5.24. REIT Status; Stock Exchange Listing	101

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01. Financial Statements	101
6.02. Certificates; Other Information	102
6.03. Notices	104
6.04. Payment of Obligations	105
6.05. Preservation of Existence, Etc	105
6.06. Maintenance of Properties	105
6.07. Maintenance of Insurance	106
6.08. Compliance with Laws	106
6.09. Books and Records	106
6.10. Inspection Rights	106
6.11. Use of Proceeds	106

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6.12. Additional Guarantors	107
6.13. Compliance with Environmental Laws	107
6.14. Further Assurances	107
6.15. Maintenance of REIT Status; New York Stock Exchange Listing	108
6.16. Material Contracts	108

ARTICLE VII
NEGATIVE COVENANTS

7.01. Liens	108
7.02. Indebtedness	110
7.03. Investments	110
7.04. Fundamental Changes	112
7.05. Dispositions	113
7.06. Restricted Payments	113
7.07. Change in Nature of Business	114
7.08. Transactions with Affiliates	114
7.09. Burdensome Agreements	114
7.10. Use of Proceeds	115
7.11. Financial Covenants	115
7.12. Accounting Changes	116
7.13. Amendment, Waivers and Terminations of Certain Agreements	116
7.14. Tax Sharing and Indemnification Agreements	116
7.15. Sanctions	116

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default	117
8.02. Remedies upon Event of Default	119
8.03. Application of Funds	119

ARTICLE IX
ADMINISTRATIVE AGENT

9.01. Appointment and Authority	120
9.02. Rights as a Lender	121
9.03. Exculpatory Provisions	121
9.04. Reliance by Administrative Agent	122
9.05. Delegation of Duties	122
9.06. Resignation of Administrative Agent	123
9.07. Non-Reliance on Administrative Agent and Other Lenders	124
9.08. No Other Duties, Etc	125
9.09. Administrative Agent May File Proofs of Claim	125
9.10. Guaranty Matters	126

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ARTICLE X
MISCELLANEOUS

10.01. Amendments, Etc	126
10.02. Notices; Effectiveness; Electronic Communications	128
10.03. No Waiver; Cumulative Remedies; Enforcement	131
10.04. Expenses; Indemnity; Damage Waiver	131
10.05. Payments Set Aside	134
10.06. Successors and Assigns	134
10.07. Treatment of Certain Information; Confidentiality	139
10.08. Right of Setoff	140
10.09. Interest Rate Limitation	141
10.10. Counterparts; Integration; Effectiveness	141
10.11. Survival of Representations and Warranties	142
10.12. Severability	142
10.13. Replacement of Lenders	142
10.14. Governing Law; Jurisdiction; Etc.	143
10.15. WAIVER OF JURY TRIAL	144
10.16. No Advisory or Fiduciary Responsibility	144
10.17. Electronic Execution of Assignments and Certain Other Documents	145
10.18. USA PATRIOT Act	145
10.19. Release of Liens	146
10.20. Releases of Subsidiaries that are Guarantors	146
10.21. Amendment and Restatement; Continuing Obligations	147

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SCHEDULES

I	Guarantors
II	Exceptions to Recourse Liability
III	Initial Unencumbered Eligible Properties
2.01	Commitments and Applicable Percentages
5.09(c)	Releases of Hazardous Materials
5.09(d)	Environmental Compliance
5.11	Tax Sharing Agreements
5.12(d)	Pension Plans
5.13	Subsidiaroes; Loan Parties
7.01(m)	Existing Liens
7.03	Existing Investments
7.09	Burdensome Agreements
10.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Term Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Guaranty Agreement
G	Solvency Certificate
H	United States Tax Compliance Certificate

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AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of January 9, 2014 among AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), AMERICAN ASSETS TRUST, INC. a Maryland corporation (the “REIT”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
PRELIMINARY STATEMENTS:
The Borrower, the REIT, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of January 19, 2011 (as amended or otherwise modified prior to the date hereof, the “Original Credit Agreement”).
The parties hereto desire to amend and restate the Original Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.
In consideration of the mutual covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Restatement Effective Date (as defined below):
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Act” has the meaning set forth in Section 10.18.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, in no event shall the Administrative Agent or any

Lender or any of their respective Affiliates be deemed an Affiliate of the REIT or any Subsidiary thereof.
“Aggregate Construction Costs Investment Amount” means, at any time, the excess of (a) the aggregate amount of Investments made on or after the Restatement Effective Date and on or prior to such time by the REIT and its Subsidiaries pursuant to Section 7.03(e) in respect of costs to construct Portfolio Properties under development (reduced by, in the case of any Portfolio Property that has become a Stabilized Portfolio Property after the Restatement Effective Date but on or prior to such time, the amount of any such Investments made in such Portfolio Property pursuant Section 7.03(e)), minus (b) with respect to any Portfolio Property under development in which an Investment was made by the REIT or a Subsidiary thereof after the Restatement Effective Date pursuant to Section 7.03(e) and such Portfolio Property (or all of the Equity Interests of the Subsidiary or Subsidiaries, as applicable, that own such Portfolio Property or the direct or indirect parent(s) thereof) is later Disposed of by the REIT or such Subsidiary prior to the Stabilization Date of such Portfolio Property to a Person that is not an Affiliate of the REIT, the lesser of (x) the Net Cash Proceeds received by the REIT or such Subsidiary in respect of such Disposition and (y) the aggregate amount of Investments made by the REIT or such Subsidiary after the Restatement Effective Date pursuant to Section 7.03(e) in such Portfolio Property.
“Aggregate Non-Loan Party Investment Amount” means, at any time, the excess of (a) the aggregate amount of Investments made on or after the Restatement Effective Date and on or prior to such time by the REIT and its Subsidiaries pursuant to Section 7.03(b)(iv) directly or indirectly in any Subsidiary that is not a Loan Party (each, a “Non-Loan Party Subsidiary”), minus (b) with respect to each Non-Loan Party Subsidiary in which an Investment was made by the REIT or a Subsidiary thereof pursuant to Section 7.03(b)(iv) and which Non-Loan Party Subsidiary is subsequently Disposed of by the REIT or such Subsidiary to a Person that is not an Affiliate of the REIT, the lesser of (x) the Net Cash Proceeds received by the REIT or such Subsidiary in respect of the Disposition of such Non-Loan Party Subsidiary and (y) the amount of such Investment made by the REIT or such Subsidiary after the Restatement Effective Date pursuant to Section 7.03(b)(iv) in such Non-Loan Party Subsidiary. Notwithstanding the foregoing, if at any time a Permitted Subsidiary Guarantor Release is consummated in accordance with Section 10.20, the Aggregate Non-Loan Party Investment Amount shall equal $0 at all times following the consummation of such Permitted Subsidiary Guarantor Release.
“Aggregate Real Estate Loan Investment Amount” means, at any time, the excess of (a) the aggregate amount of Investments made on or after the Restatement Effective Date and on or prior to such time by the REIT and its Subsidiaries pursuant to Section 7.03(d) consisting of commercial mortgage loans and commercial real estate-related mezzanine loans, minus (b) with respect to each such Investment that was originated or acquired after the Restatement Effective Date by the REIT or a Subsidiary thereof and subsequently Disposed of by the REIT or such Subsidiary to a Person that is not an Affiliate of the REIT, the lesser of (x) the Net Cash Proceeds received by the REIT or such Subsidiary in respect of the Disposition of such Investment and

(y) the amount of such Investment made by the REIT or such Subsidiary pursuant to Section 7.03(d) at the time such Investment was originated or acquired by the REIT or such Subsidiary.
“Aggregate Unconsolidated Affiliate Investment Amount” means, at any time, the excess of (a) the aggregate amount of Investments made after the Restatement Effective Date and on or prior to such time by the REIT and its Subsidiaries pursuant to Section 7.03(b)(iii) directly or indirectly in any Unconsolidated Affiliate, minus (b) with respect to each Unconsolidated Affiliate in which an Investment was made by the REIT or a Subsidiary thereof pursuant to Section 7.03(b)(iii) and which Unconsolidated Affiliate is subsequently Disposed of by the REIT or such Subsidiary to a Person that is not an Affiliate of the REIT, the lesser of (x) the Net Cash Proceeds received by the REIT or such Subsidiary in respect of the Disposition of such Unconsolidated Affiliate and (y) the amount of such Investment made by the REIT or such Subsidiary after the Restatement Effective Date pursuant to Section 7.03(b)(iii) in such Unconsolidated Affiliate.
“Aggregate Unimproved Land Holdings Investment Amount” means, at any time, the excess of (a) the aggregate amount of Investments made after the Restatement Effective Date and on or prior to such time by the REIT and its Subsidiaries pursuant to Section 7.03(c) in respect of unimproved land holdings (excluding, for the avoidance of doubt, the amount of any such Investments made after the Restatement Effective Date constituting costs to construct Portfolio Properties under development that are included in the calculation of Aggregate Construction Costs Investment Amount), minus (b) with respect to any unimproved land holding in which an Investment was made by the REIT or a Subsidiary thereof after the Restatement Effective Date pursuant to Section 7.03(c) and such unimproved land holding (or all of the Equity Interests of the Subsidiary or Subsidiaries as applicable, that own such unimproved land holding or the direct or indirect parent(s) thereof) is later Disposed of by the REIT or such Subsidiary to a Person that is not an Affiliate of the REIT, the lesser of (x) the Net Cash Proceeds received by the REIT or such Subsidiary in respect of such Disposition and (y) the aggregate amount of Investments made by the REIT or such Subsidiary after the Restatement Effective Date pursuant to Section 7.03(c) in such unimproved land holding.
“Agreement” means this Credit Agreement.
“Annual Capital Expenditure Adjustment” means (i) in the case of a Portfolio Property consisting of a Hotel Property, an office property or a retail property (x) if such Portfolio Property has been owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), 4% of the average of the quarterly gross revenues from such Portfolio Property as set forth in the financial statements for the then most recently ended four consecutive fiscal quarter period of the REIT delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) and (y) if such Portfolio Property has not been owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), 4% of the average of the quarterly gross revenues from such Portfolio

Property for the period consisting of all of the full fiscal quarters of the REIT commencing after the date such Portfolio Property was acquired (or after an Eligible Ground Lease is entered into with respect to such Portfolio Property, if applicable) by a Subsidiary of the Borrower for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), and (ii) in the case of any Portfolio Property consisting of a residential property, an amount equal to $125 multiplied by the number of units in such residential property. For purposes of clause (i)(y) of this definition, in the case of any Portfolio Property consisting of a Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least one full fiscal month of the REIT but less than one full fiscal quarter for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Annual Capital Expenditure Adjustment for such Portfolio Property shall equal (x) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for less than two full fiscal months of the REIT, the Annual Capital Expenditure Adjustment that would apply to such Portfolio Property if calculated in accordance with the applicable clause of this of definition above (but for only the then most recently ended one fiscal month period of the REIT instead of for the period specified in such applicable clause above), multiplied by 3 and (y) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for at least two full fiscal months of the REIT, the Annual Capital Expenditure Adjustment that would apply to such Portfolio Property if calculated in accordance with the applicable clause of this of definition above (but for only the then most recently ended two fiscal month period of the REIT instead of for the period specified in such applicable clause above), multiplied by 3/2.
“Applicable Capitalization Rate” means, (i) in the case of any Portfolio Property consisting of a traditional multi-family property (which, for example, shall include a multi-family apartment, duplex or condo complex), 6.00%, (ii) in the case of any Portfolio Property consisting of a non-traditional multi-family property (which, for example, shall include a recreational vehicle (RV) park), 7.00%, (iii) in the case of any Portfolio Property consisting of a retail property,6.50%, (iv) in the case of any Portfolio Property consisting of an office property, 6.00% and (v) in the case of a Hotel Property, 7.75%, in each case as such percentage may be increased by the Required Lenders pursuant to Section 2.14(c) in connection with an extension of the Maturity Date of the Revolving Credit Facility.
“Applicable Fee Rate” means, with respect to any calendar quarter (or portion thereof, as applicable), the Applicable Fee Rate shall be determined as set forth in the pricing grid below based upon the Average Daily Line Usage for such calendar quarter (or portion thereof).

Applicable Fee Rate
Pricing Level	Average Daily Line Usage	Unused Fee
1	< 50%	0.30%
2	> 50%	0.20%

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Restatement Effective Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the aggregate principal amount of such Term Lender’s Term Loans at such time, (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement, and (c) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by (i) on or prior to the Restatement Effective Date, the sum of (x) such Lender’s Term Commitment at such time and (y) such Lender’s Revolving Credit Commitment at such time and (ii) thereafter, the sum of (x) the aggregate principal amount of such Lender’s Term Loans at such time and (y) such Lender’s Revolving Credit Commitment at such time; provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of all Facilities shall be determined based on the Applicable Percentage of such Lender in respect of all Facilities most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement. The initial Applicable Percentage of each Lender in respect of each Facility and all Facilities is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption, New Revolving Lender Joinder Agreement or New Term Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leveraged-Based Applicable Rate in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Term Percentage” means, with respect to any Term Lender at any time, such Term Lender’s Applicable Percentage in respect of the Term Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Lender that has a Term Commitment or Term Loan at such time, (b) with respect to the Revolving Credit

Facility, a Lender that has a Revolving Credit Commitment and/or a Revolving Credit Loan at such time, (c) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, in their capacities as joint bookrunners and joint lead arrangers.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor (or by investment advisors that are Affiliates of one another).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the REIT, including the notes thereto.
“Availability Period” means the period from and including the Original Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Average Daily Line Usage” means, with respect to any calendar quarter (or portion thereof, as applicable), the ratio (expressed as a percentage) of (a) the average daily sum during such calendar quarter (or portion thereof) of (i) the Outstanding Amount of Revolving Credit Loans (excluding, for the avoidance of doubt, Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations to (b) the average daily amount of the Revolving Credit Facility during such calendar quarter (or portion thereof).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Borrower, dated as of January 19, 2011, among the REIT, as general partner, and the limited partners from time to time party thereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the

Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)    Mortgage backed securities that are issued by the Government National Mortgage Association and fully guaranteed by the United States of America having maturities of not more than 30 years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof (“GNMA Securities”).
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the REIT on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
(c)    (i) the REIT shall cease to be the sole general partner of the Borrower or shall cease to own, directly, (x) 100% of the general partnership interests of the Borrower and (y) Equity Interests of the Borrower representing a majority of the total economic interests of the Equity Interests of the Borrower, in each case free and clear of all Liens (other than Permitted Judgment Liens and Liens permitted under Section 7.01(a) and (b)) or (ii) any holder of a limited partnership interest in the Borrower is provided with or obtains voting rights with respect to such limited partnership interest that deprive the REIT, in its capacity as general partner of the Borrower, of its right to manage the Borrower in the ordinary course of business and consistent with past practice).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, without duplication, an amount equal to Consolidated Net Income for such period (a) plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense (plus, to the extent not already included in such Consolidated Interest Expense, amortization of deferred financing costs), (ii) the provision for federal, state, local and foreign income taxes of the Consolidated Group (including the Consolidated Group Pro Rata Share of the provision for Federal, state, local and foreign incomes taxes of each Unconsolidated Affiliate), (iii) non-cash charges of the Consolidated Group (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period), (iv) the Consolidated Group Pro Rata Share of non-cash charges of Unconsolidated Affiliates (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period), (v) acquisition closing costs of the Consolidated Group that were capitalized prior to FAS 141-R reducing such Consolidated Net Income (including the Consolidated Group Pro Rata Share of acquisition closing costs of Unconsolidated Affiliates that were capitalized prior to FAS 141-R reducing such Consolidated Net Income), (vi) depreciation and amortization expense of the Consolidated Group (including the Consolidated Group Pro Rata Share of depreciation and amortization expense of each Unconsolidated Affiliate) and (vii) one-time costs and expenses relating to the effectiveness of the credit facilities evidenced by this Agreement and the transactions relating thereto, to the extent such fees and expenses are incurred on or prior to the date that is ninety-days following the Restatement Effective Date and minus (b)(i) non-cash items of the Consolidated Group increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)

(iii) of this definition, except to the extent such reversal results from a cash payment) and (ii) the Consolidated Group Pro Rata Share of non-cash items of Unconsolidated Affiliates increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)(iv) of this definition, except to the extent such reversal results from a cash payment).
“Consolidated Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the REIT of (i) Consolidated EBITDA for the four consecutive fiscal quarter period of the REIT then ending to (ii) Consolidated Fixed Charges for such four consecutive fiscal quarter period.
“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) scheduled payments of principal on Consolidated Total Indebtedness (excluding any balloon payments payable on maturity of any such Consolidated Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group (other than to another member of the Consolidated Group) during such period in respect of its preferred Equity Interests (excluding any balloon payments payable on maturity or redemption in whole of such Equity Interests) and (iv) the Consolidated Group Pro Rata Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate during such period in respect of its preferred Equity Interests (to Persons other than (x) a member of the Consolidated Group or (y) an Unconsolidated Affiliate in which the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group is greater than or equal to the percentage of Equity Interests owned by the Consolidated Group in the Unconsolidated Affiliate paying the dividend or distribution).
“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.
“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interest held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group.
“Consolidated Interest Expense” means, for any period, without duplication, the sum of (i) total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP plus (ii) the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliate for such period determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any period, the sum of (i) the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, excluding any extraordinary or non-recurring gain (or extraordinary or non-recurring loss) realized during such period by any member of the Consolidated Group plus (ii) the Consolidated Group Pro Rata Share of the net income (or loss) of each Unconsolidated

Affiliate for such period determined in accordance with GAAP, excluding any extraordinary or non-recurring gain (or extraordinary or non-recurring loss) realized during such period by such Unconsolidated Affiliate.
“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Secured Indebtedness as of such date to (ii) the Secured Total Asset Value as of such date.
“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.
“Consolidated Tangible Net Worth” means, as of any date of determination, for the Consolidated Group on a consolidated basis, (a) Shareholders’ Equity of the Consolidated Group on that date, minus (b) the Intangible Assets of the Consolidated Group on that date, plus (c) accumulated depreciation expense on the assets of the Consolidated Group on that date determined in accordance with GAAP.
“Consolidated Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Indebtedness as of such date, less the Unrestricted Cash Amount as of such date to (ii) the Total Asset Value as of such date.
“Consolidated Total Secured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Secured Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Secured Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate.
“Consolidated Total Unsecured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Unsecured Indebtedness of the Consolidated Group (including Indebtedness outstanding under this Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Unsecured Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate.
“Consolidated Unsecured Interest Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the REIT of (i) the sum of Unencumbered Property NOI of each

Unencumbered Eligible Property for the fiscal quarter of the REIT then ending to (ii) Consolidated Unsecured Interest Expense for such fiscal quarter.
“Consolidated Unsecured Interest Expense” means, for any period, the portion of Consolidated Interest Expense for such period that was incurred in respect of Unsecured Indebtedness of any member of the Consolidated Group or an Unconsolidated Affiliate.
“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Unsecured Indebtedness as of such date, less the Unrestricted Cash Amount as of such date to (ii) the Unencumbered Asset Value as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Joint Venture” means a Subsidiary of the Borrower that (i) is organized under the laws of the United States of America or any State thereof (and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Subsidiary is also organized under the laws of the United States of America or any State thereof), (ii) is not (and is not required to be) a Guarantor, (iii) is controlled by a Loan Party and (iv) is not a Wholly-Owned Subsidiary of the Borrower. For purposes of this definition, a Subsidiary of the Borrower is “controlled by a Loan Party” if such Loan Party has the right to exercise exclusive control over any disposition, refinancing and operating activity of any Unencumbered Portfolio Property owned or ground leased by such Subsidiary without the consent of any other Person (other than (i) the Borrower or (ii) any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any disposition, refinancing or operating activity).
“Credit Extension” means each of the following: (a) a Borrowing, (b) Swing Line Borrowing and (c) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Rating” means, as of any date of determination, the rating assigned by a Rating Agency to the Borrower’s non-credit enhanced, senior unsecured long term debt as in effect on such date.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Obligations in respect of the Term Facility and Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum; provided, however, that with respect to a Revolving Credit Loan that is a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate plus (ii) the Applicable Rate for Eurodollar Rate Loans under the Revolving Credit Facility (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum, (b) when used with respect to Obligations in respect of the Term Facility, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans under the Term Facility (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum; provided, however, that with respect to a Term Loan that is a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate plus (ii) the Applicable Rate for Eurodollar Rate Loans under the Term Facility (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurodollar Rate Loans under the Revolving Credit Facility (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposed Portfolio Property” means, as of any date of determination, any Portfolio Property that is directly or indirectly disposed of by any member of the Consolidated Group to a Person that is not a member of the Consolidated Group during the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Ground Lease” means a ground lease with respect to a Portfolio Property executed by a Loan Party or Subsidiary thereof, as lessee, that (a) has a minimum remaining term of thirty five (35) years, including tenant controlled options, as of the date the related Portfolio Property becomes an Unencumbered Eligible Property hereunder, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord's fee interest and (c) is otherwise acceptable for non recourse leasehold mortgage financing under customary prudent lending requirements as reasonably and mutually determined by both the Borrower and the Administrative Agent.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that Equity Interests shall not include any debt securities or other Indebtedness convertible into, or exchangeable for, Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London interbank offered rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate to LIBOR is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Revolving Credit Loan or Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiary” means any Subsidiary of the Borrower that (i) does not own or ground lease all or any portion of any Unencumbered Eligible Property; provided, that the provisions of this clause (i) shall not apply to a Controlled Joint Venture that owns or ground leases all or a portion of an Unencumbered Eligible Property, (ii) does not, directly or indirectly, own all or any portion of the Equity Interests of any Subsidiary that owns an Unencumbered Eligible Property and (iii) is (v) an Excluded TRS Subsidiary, (w) an Immaterial Subsidiary, (x) a Subsidiary in which the Borrower and/or its Wholly-Owned Subsidiaries directly, indirectly or beneficially own more than 50% but less than 75% of the Equity Interests of such Subsidiary having ordinary voting power for the election of directors or members of any other governing body of such Subsidiary, (y) a borrower or guarantor of Secured Indebtedness (or a direct or indirect parent of such borrower or guarantor (other than the Borrower or the REIT)), and the terms of such Secured Indebtedness prohibit such Subsidiary from becoming a Guarantor or (z) a CFC that is unable to become a Guarantor without, in the reasonable judgment of the REIT, causing adverse tax consequences to the Consolidated Group.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Excluded TRS Subsidiary” means (a) a TRS Subsidiary; provided that such TRS Subsidiary does not own any assets or conduct any business or operations, other than its ownership of all of the Equity Interests of a Hotel Lessee Subsidiary and activities ancillary or incidental thereto or (b) a Hotel Lessee Subsidiary, in each case if, in the reasonable judgment of the REIT, the Guarantee of the Obligations by such Person would cause adverse tax consequences to the Consolidated Group.
“Exemption Conditions” means, at any time with respect to any Subsidiary of the Borrower, the satisfaction of the following conditions: (i) a Permitted Subsidiary Guarantor Release shall have been effected on or prior to such time and (ii) such Subsidiary is not party at such time to a Guarantee of, and is not otherwise an obligor in respect of, any Indebtedness of the Borrower (other than the Obligations).

“Facility” means the Term Facility, the Revolving Credit Facility or both, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FACTA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated November 8, 2013, among the REIT, Bank of America, MLPFS, Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC.
“Financial Covenant Event of Default” means an Event of Default arising as a result of the Borrower’s failure to comply with any of the covenants contained in Section 7.11
“Fitch” means Fitch, Inc. and any successor thereto.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Revolving Credit Lender that is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to any fiscal period and without double counting, an amount equal to the Consolidated Net Income (or deficit), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that for purposes of complying with Section 7.06(d), Funds From Operations shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the REIT containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. Except as otherwise expressly set forth in the immediately preceding sentence, Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GNMA Securities” has the meaning specified in clause (e) of the definition of “Cash Equivalents.”
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (i) the REIT and (ii) each Subsidiary of the REIT listed on Schedule I (which schedule includes all Subsidiaries of the REIT (other than the Borrower) that are not Excluded Subsidiaries on the Restatement Effective Date) and each other Subsidiary of the REIT that becomes a guarantor of the Obligations in accordance with Section 6.12, in each case to the extent such Subsidiary is not released from its guarantee of the Obligations by the Administrative Agent in accordance with the provisions of this Agreement or the Guaranty Agreement.
“Guaranty Agreement” means the Amended and Restated Continuing Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hotel Lessee Subsidiary” means a Wholly-Owned Subsidiary of a TRS Subsidiary that (i) is the lessee of a Hotel Property owned by one or more Guarantors, (ii) does not conduct any business or operations, other than acting as lessee and operator of such Hotel Property and activities incidental or ancillary thereto, (iii) is not an obligor with respect to any Indebtedness and (iv) does not have any Liens encumbering any of its property, assets or revenues other than Permitted Judgment Liens and Liens permitted under Section 7.01 (excluding clauses (g), (i) and (j) of Section 7.01).
“Hotel Property” means a Portfolio Property that is (i) operated by or on behalf of one or more Subsidiaries of the Borrower as a hotel and (ii) designated as a “Hotel Property” in a written notice executed by a Responsible Officer of the REIT and delivered to the Administrative Agent.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower (i) whose assets, when taken together with the assets of all other Subsidiaries of the Borrower that are designated as “Immaterial Subsidiaries” in accordance with clause (ii) of this definition, have an aggregate book value of less than $20,000,000 and (ii) is designated as an “Immaterial Subsidiary” in a written notice executed by a Responsible Officer of the REIT and delivered to the Administrative Agent.
“Impacted Loans” has the meaning assigned to such term in Section 3.03.
“Incremental Term Loan” has the meaning specified in Section 2.17(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements), in each case to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of the REIT or any Subsidiary thereof shall include the Consolidated Group Pro Rata Share of the foregoing items and components thereof attributable to Indebtedness of Unconsolidated Affiliates. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Revolver Maturity Date” means January 9, 2018.
“Initial Term Maturity Date” means January 9, 2016.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect (a) investment by such Person, consisting of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan, advance, other extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (b) purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (c) purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in unimproved land holdings and Portfolio Properties, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but determined net of all payments constituting returns of invested capital received in respect of such Investment and, in the case of a guaranty or similar obligation, such Investment will be reduced to the extent the exposure under such guaranty or similar obligation is reduced.
“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Borrower has obtained an Investment Grade Rating and (ii) the REIT has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the REIT (x) certifying that an Investment Grade Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received from each Rating Agency as of such date) and (y) notifying the Administrative Agent that Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.
“Investment Grade Rating” means receipt of one Debt Rating of BBB- or higher from S&P or Baa3 or higher from Moody’s.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the first Business Day after the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means, at any time, an amount equal to twenty percent (20%) of the Revolving Credit Facility at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage-Based Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate Loans under Revolving Credit Facility	Base Rate Loans under Revolving Credit Facility	Eurodollar Rate Loans under Term Facility	Base Rate Loans under Term Facility
I	< 40%	1.35%	0.35%	1.30%	0.30%
II	> 40% and < 45%	1.40%	0.40%	1.35%	0.35%
III	> 45% and < 50%	1.60%	0.60%	1.55%	0.55%
IV	> 50% and < 55%	1.75%	0.75%	1.70%	0.70%
V	> 55%	1.95%	0.95%	1.90%	0.90%
Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (i) from the Restatement Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter of the REIT ending December 31, 2013, the Pricing Level shall be determined based on the Consolidated Total Leverage Ratio as set forth in the Pro Forma Restatement Effective Date Compliance Certificate and (ii) the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, Term Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement, (d) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.18 of this Agreement, (e) the Fee Letter and (f) each Issuer Document.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loan Party Pro Rata Share” means, with respect to any Controlled Joint Venture, the percentage interest held by the Loan Parties, in the aggregate, in such Controlled Joint Venture determined by calculating the percentage of Equity Interests of such Controlled Joint Venture owned, directly or indirectly, by the Loan Parties.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Acquisition” means an acquisition by the REIT or a Subsidiary thereof of property and assets or businesses of any Person, or of assets constituting a business unit, a line of business or division of such Person, or 100% of the Equity Interests in a Person, in each case that (i) constitutes an Investment that is permitted under Section 7.03 and no Default would result therefrom and (ii) involves payment of aggregate purchase consideration of more than U.S.$100,000,000 paid by the REIT or such Subsidiary in immediately available funds upon consummation of such acquisition.
“Material Acquisition Period” means each of the first three (3) periods occurring after the Restatement Effective Date that commences on the date that a Material Acquisition is consummated through and including the last day of the third full fiscal quarter that follows such date. For the avoidance of doubt, in no event will there be more than three (3) Material Acquisition Periods during the period commencing on the Restatement Effective Date and ending on the later of the Maturity Date for the Revolving Credit Facility and the Maturity Date for the Term Facility.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the REIT or the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower and the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $25,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the later of (i) the Initial Revolving Maturity Date and (ii) if the Initial Revolver Maturity Date (or any subsequent maturity date with respect to the Revolving Credit Facility) is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section and (b) with respect to the Term Facility, the later of (i) the Initial Term Maturity Date and (ii) if the Initial Term Maturity Date (or any subsequent maturity date with respect to the Term Facility) is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date of the applicable Facility shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.18(a)(i), (a)(ii), (a)(iii) or (a)(iv), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means (a) with respect to any issuance and sale by the REIT of any of its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the REIT in connection with such issuance and sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel), incurred by the REIT in connection with such issuance or sale and

(b) with respect to any Disposition by the REIT or a Subsidiary thereof, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) the principal amount of any Indebtedness incurred prior to the Restatement Effective Date (or, in the case of any asset acquired by the REIT or a Subsidiary thereof after the Restatement Effective Date, the principal amount of any Indebtedness incurred on or prior to the date of the acquisition of such asset) that is secured by the applicable asset and that is required to be repaid in connection with such transaction, (B) the expenses incurred by the REIT or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within one year of the date of the relevant transaction as a result of any gain recognized in connection therewith.
“Newly-Acquired Portfolio Property” means, as of any date of determination, any Portfolio Property acquired or ground leased pursuant to an Eligible Ground Lease by any member of the Consolidated Group from a Person that was not a member of the Consolidated Group during the then most recently ended two consecutive fiscal quarter period of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“New Revolving Credit Lender” has the meaning specified in Section 2.16(a).
“New Revolving Lender Joinder Agreement” has the meaning specified in Section 2.16(a).
“New Term Lender” has the meaning specified in Section 2.17(a).
“New Term Lender Joinder Agreement” has the meaning specified in Section 2.17(a).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means , at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness, or a Guarantee of Indebtedness, in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate, including those set forth on Schedule II) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guarantee, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset

Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate, including those set forth on Schedule III) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of the such Single Asset Entity.
“Non-Stabilized Portfolio Property” means, as of any date of determination, any Portfolio Property (i) that was previously (but is no longer) under development and in which an Investment was made by the REIT or a Subsidiary thereof after the Restatement Effective Date pursuant to Section 7.03(e) and (ii) in respect of which the Stabilization Date has not occurred on or prior to such date.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means January 19, 2011.
“Original Credit Agreement” has the meaning specified in the first recital hereto.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed solely as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to any Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loan occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans, and such related rules, as and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Holders” means Ernest S. Rady and the Rady Affiliates.

“Permitted Investments” means Investments by the REIT, the Borrower or any of their respective Subsidiaries made pursuant to Section 7.03(b)(iii), (c), (d), or (e).
“Permitted Judgment Liens” means Liens permitted under Section 7.01(g) (solely to the extent the aggregate amount of the judgments secured by such Liens under Section 7.01(g) encumbering (x) Eligible Unencumbered Properties (and the income therefrom and proceeds thereof) and (y) the Equity Interests of any Subsidiary that owns or ground leases an Eligible Unencumbered Property (and any Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Subsidiary) (and the income therefrom and proceeds thereof) does not exceed $10,000,000).
“Permitted Subsidiary Guarantor Release” has the meaning specified in Section 10.20.
“Permitted Unencumbered Property Liens” means Liens permitted under Section 7.01(a), (b), (c), (f) and (h) and Permitted Judgment Liens.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Portfolio Property” means any real property owned or ground leased by a Subsidiary of the Borrower.
“Portfolio Property Net Operating Income” means, with respect to any Portfolio Property for any fiscal quarter of the REIT, an amount equal to (i) the aggregate gross revenues from the operation of such Portfolio Property from tenants in occupancy and paying rent during such fiscal quarter (or, in the case of a Hotel Property, from the operation of such Portfolio Property during such fiscal quarter), minus (ii) all expenses and other proper charges incurred during such fiscal quarter in connection with the operation of such Portfolio Property (including accruals for real estate taxes and insurance, but excluding any management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses (including, without limitation, non-cash write-offs (including with respect to straight line rents) and mark-to-market adjustments)), which expenses and accruals shall be calculated in accordance with GAAP; provided, that (i) in the case of a Hotel Property that has been owned, or ground leased under an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Hotel Property shall be, for any fiscal quarter of the REIT, the average quarterly Portfolio Property Net Operating Income for the four consecutive full fiscal quarter period ending on the last day of such fiscal quarter of the REIT (with the Portfolio Property Net Operating Income for each fiscal quarter included in such four fiscal quarter period being determined in accordance with this definition without giving effect to this proviso) and (ii) in the case of a Hotel Property that has not been owned, or ground leased under an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Hotel Property shall be, for any fiscal quarter of the REIT, the average quarterly Portfolio Property Net Operating Income for the period consisting of all of the full fiscal quarters commencing after the date such Hotel Property was acquired (or after an Eligible Ground Lease is entered into with respect to such Hotel Property, if applicable) by a Subsidiary of the Borrower for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (with the Portfolio Property Net Operating Income for each fiscal quarter included in such period being determined in accordance with this definition without giving effect to this proviso). For purposes of this definition, in the case of any Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least one full fiscal month of the REIT but less than one full fiscal quarter for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Portfolio Property shall equal (x) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for less than two full fiscal months of the REIT, the Portfolio Property Net Operating Income of such Portfolio Property calculated with respect to the then most recently ended fiscal month of the REIT (instead of on the basis of a fiscal quarter as otherwise contemplated herein), multiplied by 3 and (y) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for at least two full fiscal months of the REIT, the Portfolio Property Net Operating Income of such Portfolio Property calculated with respect to the then most recently ended two fiscal month period of the REIT (instead of on the basis of a fiscal quarter as otherwise contemplated herein), multiplied by 3/2. For the avoidance of doubt, for purposes of this definition, the Portfolio Property Net Operating Income of any Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for less than one full fiscal month of the REIT shall be $0.
“Pricing Grid” means (i) prior to the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Leverage-Based Applicable Rate” and (ii) on and after the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Ratings-Based Applicable Rate.”
“Pro Forma Restatement Effective Date Compliance Certificate” has the meaning specified in Section 4.01(a)(xi).
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Development Property” means, as of any date of determination, all or any portion of a Portfolio Property which, on such date, is the subject of ground-up development; provided that such Portfolio Property (or portion thereof) will only constitute a Qualified

Development Property (i) if all requisite zoning requirements and land use requirements have been satisfied, and all permits and approvals have been obtained for all grading, offsite and infrastructure work necessary to improve the applicable Portfolio Property (or portion thereof) as intended have been obtained, (ii) if physical site improvement thereto has commenced and is continuing, and (iii) until the date on which all applicable improvements thereto receive a final certificate of occupancy or equivalent certification allowing legal occupancy thereof for its intended purpose.
“Rady Affiliates” shall mean (i) all lineal descendants of Ernest S. Rady and all spouses and adopted children of Ernest S. Rady and such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clause (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities Controlling, Controlled by or under common Control with Ernest S. Rady or any person, trust or other entity described in clauses (i), (ii) or (iii).
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Ratings-Based Applicable Rate” means the applicable percentages per annum determined, at any time, based on the range into which the Debt Ratings then fall, in accordance with the following table:

Pricing Level	Debt Ratings (S&P and Fitch/Moody’s)	Revolving Credit Facility Fee	Eurodollar Rate Loans under Revolving Credit Facility	Base Rate Loans under Revolving Credit Facility	Eurodollar Rate Loans under Term Facility	Base Rate Loans under Term Facility
I	≥ BBB+ / Baa1	0.15%	1.00%	0.00%	1.05%	0.05%
II	BBB / Baa2	0.20%	1.10%	0.10%	1.20%	0.20%
III	BBB- / Baa3	0.25%	1.30%	0.30%	1.50%	0.50%
IV	< BBB- / Baa3	0.30%	1.70%	0.70%	1.95%	0.95%
If at any time the Borrower has only a Debt Rating either from S&P or Moody’s, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid to such Debt Rating. If at any time the Borrower has at least two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest of such Debt Ratings and the lowest of such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid if the highest of the Debt Ratings were used; and (B) if the difference between the highest of such Debt Ratings and the lowest of such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P) or more, the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid if the rating that is one lower than the highest of the applicable Debt Ratings were used. If at any time the Borrower has no Debt Rating or has only a Debt Rating from Fitch, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable to Pricing Level IV in the above Pricing Grid.

Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date.” Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the REIT to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Real Estate Investment Trust” means any Person that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Nonrecourse Indebtedness of such Person and Indebtedness under the Loan Documents.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, at any time, at least two Lenders (or, in the event that there is only one Lender that is not a Defaulting Lender, such Lender) holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restatement Effective Date” has the meaning specified in Section 4.01.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or New Revolving Lender Joinder Agreement pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be increased by such Revolving Credit Lender pursuant to Section 2.16 or otherwise adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the Restatement Effective Date, the amount of the Revolving Credit Facility is $250,000,000.
“Revolving Credit Facility Fee” has the meaning specified in Section 2.09(b).
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan, a participation in a Letter of Credit or a participation in a Swing Line Loan at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 2.10(b) Termination Date” has the meaning given to such term in Section 2.10(b).
“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance, security interest or other Lien.
“Secured Total Asset Value” means, as of any time for the Consolidated Group, the sum of (i) Total Asset Value, (ii) all cash and Cash Equivalents owned by the Consolidated Group and (iii) the Consolidated Group Pro Rata Share of all cash and Cash Equivalents owned by Unconsolidated Affiliates, in each case at such time.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Consolidated Group as of that date determined in accordance with GAAP.
“Significant Subsidiary” means, as of any date, any one or more Excluded Subsidiaries whose assets have an aggregate book value that is greater than five percent (5.00%) of the aggregate book value of the assets of the Consolidated Group.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single real property and/or cash and other assets of nominal value incidental to such Person’s ownership of such real property; (b) is engaged only in the business of owning, developing and/or leasing such real property and activities incidental thereto; and (c) receives substantially all of its gross revenues from such real property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the REIT substantially in the form of Exhibit G.
“Specified Event of Default” means an Event of Default arising under Section 8.01(a) or (f).
“Stabilization Date” means, with respect to any Portfolio Property under development in which an Investment was made by the REIT or a Subsidiary thereof pursuant to Section 7.03(e) and subsequent to such Investment the construction of such Portfolio Property has been substantially completed, the date that is the earlier of (i) the last day of the first full fiscal quarter of the REIT following substantial completion of such construction for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) and in which Portfolio Property Net Operating Income of such Portfolio Property for such fiscal quarter is greater than $0 and (ii) the last day of the second full fiscal quarter of the REIT following substantial completion of such construction in which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“Stabilized Portfolio Property” means, as of any date of determination, any Portfolio Property (i) that was previously (but is no longer) under development and in which an Investment was made by the REIT or a Subsidiary thereof after the Restatement Effective Date pursuant to Section 7.03(e) and (ii) in respect of which the Stabilization Date has occurred on or prior to such date.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the REIT.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Sublimit” means, at any time, an amount equal to ten percent (10%) of the Revolving Credit Facility at such time. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount equal to the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Term Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term Facility” means, at any time, (a) on or prior to the Restatement Effective Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. On the Restatement Effective Date, the amount of the Term Facility is $100,000,000.
“Term Loan” has the meaning specified in Section 2.01(a) and shall, unless otherwise specified, include each Incremental Term Loan.
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C‑2.
“Threshold Amount” means $35,000,000.
“Total Asset Value” means, as of any time for the Consolidated Group, without duplication, (a) an amount equal (i) to the sum of the Portfolio Property Net Operating Income of each Portfolio Property owned, or ground leased pursuant to an Eligible Ground Lease, by the Consolidated Group for the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property and each Non-Stabilized Portfolio Property), divided by the Applicable Capitalization Rate for each such Portfolio Property, multiplied by (ii) four, plus (b) the acquisition cost paid by the applicable member(s) of the Consolidated Group for each Newly-Acquired Portfolio Property, plus (c) the aggregate book value of all Permitted Investments owned by the Consolidated Group at such time, plus (d) the aggregate undepreciated book value of all Qualified Development Properties and all Non-Stabilized Portfolio Properties at such time, plus (e) the Consolidated Group Pro Rata Share of each of the items referenced in clauses (a) through (d) of this definition (and the components thereof) to the extent relating to Portfolio Properties, Permitted Investments, Qualified Development Properties or Non-Stabilized Portfolio Properties, as applicable, owned by Unconsolidated Affiliates; provided, that for purposes of Section 7.03(b)(iii), (b)(iv), (c), (d)

and (e), Total Asset Value shall also include all cash and Cash Equivalents owned by the Consolidated Group at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“TRS Subsidiary” means a Wholly-Owned Subsidiary of the REIT that is a “taxable REIT subsidiary” under Section 856(l) of the Code.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
“Unencumbered Asset Value” means, as of any time for the Consolidated Group, without duplication, (a) an amount equal to (i) the sum of the Unencumbered Property NOI of each Unencumbered Eligible Property owned, or ground leased under an Eligible Ground Lease, by the Consolidated Group for the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (excluding each Unencumbered Eligible Property that is a Disposed Portfolio Property, a Newly-Acquired Portfolio Property or a Non-Stabilized Portfolio Property), divided by the Applicable Capitalization Rate for each such Unencumbered Eligible Property, multiplied by (ii) four, plus (b) the undepreciated book value at such time of each Unencumbered Eligible Property that is a Qualified Development Property or a Non-Stabilized Portfolio Property, plus (c) the acquisition cost paid by the applicable member(s) of the Consolidated Group for each Unencumbered Eligible Property that is a Newly-Acquired Portfolio Property; provided, that with respect to the acquisition of any Newly-Acquired Property by a Controlled Joint Venture, only the Loan Party Pro Rata Share of such acquisition cost attributable to the Loan Parties’ interests in such Controlled Joint Venture shall be included in the calculation of Unencumbered Asset Value; provided, further, that:

(a)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are not office, retail or multi-family properties (and, for purposes of determining compliance with such 20% limitation, if an Unencumbered Eligible Property is considered “multi-use”, the Borrower shall be permitted to include the Unencumbered Property NOI of such Unencumbered Eligible

Property’s office, retail or multi-family component without limitation under this clause (a)), with any excess over the foregoing limit being excluded from the Unencumbered Asset Value;

(b)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are either owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value;

(c)    not more than 10% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that constitute Qualified Development Properties, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value; and

(d)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are referenced in clauses (b) and (c) above, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value.
“Unencumbered Eligible Property” means, at any time, an Unencumbered Portfolio Property that meets each of the following criteria at such time:
(a)    such Unencumbered Portfolio Property is located in the United States of America;

(b)    such Unencumbered Portfolio Property (and the income therefrom and proceeds thereof) is not subject to any Liens or other encumbrances (other than Permitted Unencumbered Property Liens), and such Unencumbered Portfolio Property is in good order and condition and is free of all title, survey and other defects (other than defects constituting Permitted Unencumbered Property Liens);

(c)    the Equity Interests of each Person that directly owns or ground leases an interest in such Unencumbered Portfolio Property (the “Direct Owner”), and those of each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests of each Direct Owner (each an “Indirect Owner”), are not junior in any manner to any other class of Equity Interests in such Person or subject to any Liens or other encumbrances (other than Liens permitted under Section 7.01(a), (b) or (l));

(d)    no Direct Owner or Indirect Owner of such Unencumbered Portfolio Property shall have any Indebtedness (other than the Obligations and other Indebtedness permitted under Section 7.02) and shall not be subject to any proceedings under any Debtor Relief Law;

(e)    such Unencumbered Portfolio Property is free of Hazardous Materials except as would not materially affect the value of such Unencumbered Portfolio Property;

(f)    such Unencumbered Portfolio Property is free and clear of all negative pledges or any restrictions on the ability of the Subsidiary of the Borrower that owns or ground leases such Unencumbered Portfolio Property to transfer or encumber such Unencumbered Portfolio Property, except for (1) the restrictions on Liens, assignments and transfers of assets existing on the Closing Date and set forth on Schedule 7.09 and (2) customary restrictions on Liens, assignments and transfers of assets contained in leases, licenses and other Contractual Obligations entered into in the ordinary course of business that (x) do not prevent the grant of a Lien on such Unencumbered Portfolio Property to secure the Obligations, (y) would not prevent a mortgagee of such Unencumbered Portfolio Property from transferring such Unencumbered Portfolio Property in the event such mortgagee were to foreclose on its Lien on such Unencumbered Portfolio Property and (z) do not materially impair or interfere in the use or operations of such Unencumbered Portfolio Property or the Administrative Agent’s and the Lenders’ rights and remedies under the Loan Documents; and

(g)    in the case of an Unencumbered Portfolio Property other than a Qualified Development Property, after giving pro forma effect to the inclusion of such Unencumbered Portfolio Property as an Unencumbered Eligible Property, the aggregate minimum occupancy for all Unencumbered Portfolio Properties

(other than Hotel Properties) included in the calculation of Unencumbered Asset Value shall be at least 80%;
provided, that (i) an Unencumbered Portfolio Property shall not constitute an Unencumbered Eligible Property unless and until the Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower designating such Unencumbered Portfolio Property as an “Unencumbered Eligible Property” and certifying that such Unencumbered Portfolio Property satisfies each of the eligibility criteria set forth in clauses (a) through (g) above (or, in the case an Unencumbered Portfolio Property that satisfies each of the eligibility criteria set forth in clauses (a) through (g) above on the Restatement Effective Date, is listed on Schedule III hereto), (ii) if at any time any Unencumbered Portfolio Property that is included as an “Unencumbered Eligible Property” (whether on the Restatement Effective Date or at any thereafter) ceases to satisfy any of the eligibility criteria set forth in clauses (a) through (g) above, such Unencumbered Portfolio Property shall automatically cease to be an Unencumbered Eligible Property at such time and the Borrower shall promptly notify the Lender in writing thereof and (iii) the Borrower may rescind the designation of any Unencumbered Portfolio Property as an “Unencumbered Eligible Property” at any time by providing written notice thereof to the Administrative Agent so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties are in pro forma compliance with the financial covenants contained in Section 7.11(a) through (f) after giving effect thereto.
“Unencumbered Portfolio Property” means any real property (i) that is 100% directly owned by one or more Wholly-Owned Subsidiaries of the Borrower that are Guarantors; (ii) that is 100% owned directly by a Controlled Joint Venture or (iii) in which one or more Wholly-Owned Subsidiaries of the Borrower that are Guarantors or a Controlled Joint Venture, as applicable, holds a 100% ground leasehold interest under an Eligible Ground Lease; provided, that in the case of clauses (i) and (iii) of this definition, if the Exemption Conditions exist at any time with respect to a Wholly-Owned Subsidiary of the Borrower that owns or ground leases all or any portion of such real property, the requirement that such Wholly-Owned Subsidiary be a Guarantor shall not apply to such Wholly-Owned Subsidiary.
“Unencumbered Property NOI” means, with respect to any Unencumbered Eligible Property for any fiscal quarter of the REIT, an amount equal to (a) the Portfolio Property Net Operating Income of such Unencumbered Eligible Property for such fiscal quarter, minus (b) the Annual Capital Expenditure Adjustment with respect to such Unencumbered Eligible Property for such fiscal quarter; provided, that if an Unencumbered Eligible Property is owned, or ground leased under an Eligible Ground Lease, by a Controlled Joint Venture, the Unencumbered Property NOI of such Unencumbered Eligible Property shall, for such period, be the Loan Party Pro Rata Share of such Unencumbered Property NOI.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash Amount” means, as of any date, an amount equal to the greater of (a) the excess of (i) the aggregate amount of cash and Cash Equivalents of the Consolidated Group on such date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained), minus (ii) the sum of (x) $15,000,000, plus (y) amounts included in the foregoing clause (i) that are held in the name of, or in the possession or control of a Person (other than any possession or control by such Person arising solely from such Person acting in its capacity as a depository or financial intermediary for, or on behalf of, a member of the Consolidated Group) that is not the REIT, the Borrower or any their respective Subsidiaries as deposits or security for contractual obligations plus (z) the Total Revolving Credit Outstandings on such date and (b) $0.
“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is not Secured Indebtedness.
“Unused Fee” has the meaning specified in Section 2.09(a).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.
“Withholding Agent” means any Loan Party and the Administrative Agent.
1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the REIT and its Subsidiaries or the Consolidated Group or to the determination of any amount for the REIT and its Subsidiaries or the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the REIT or the Consolidated Group, as applicable, is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05.    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative

Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto or to LIBOR.
1.06.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07.    GNMA Securities. For purposes of determining the value of Cash Equivalents as of any date, the value of GNMA Securities that are included as Cash Equivalents on such date shall be 95% of the marked-to-market value of such GNMA Securities determined in accordance with GAAP as of the last day of the then most recently ended fiscal quarter of the REIT.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.    The Loans.

(a)    The Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (each such loan, a “Term Loan”) to the Borrower in Dollars on the Restatement Effective Date in an amount equal to its Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02.    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $300,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of the Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to the Term Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Credit Facility.
2.03.    Letters of Credit.
(a)    The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    The L/C Issuer shall not issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars; or
(E)    any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)     The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)    If the expiry date of any Letter of Credit would occur after the Maturity Date of the Revolving Credit Facility, the Borrower hereby agrees that it will at least thirty (30) days prior to the Maturity Date of the Revolving Credit Facility (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Maturity Date of the Revolving

Credit Facility, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit.
(c)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the first Business Day after the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, however, that unless the L/C Issuer is reimbursed by the Borrower for the amount of such drawing on or before 11:00 a.m. on the date of such drawing, the unreimbursed amount of such drawing shall accrue interest from and including the date such drawing is made until such time as the L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Revolving Credit Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.03(c)) at a rate equal to (A) for the period from and including the date of such drawing to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Loan. Interest accruing pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the L/C Issuer. If the Borrower fails to so reimburse the L/C Issuer by 11:00 a.m. on the Honor Date, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any

Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/

C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP; Limitation on Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to such Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate then applicable to Eurodollar Rate Loans under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in such Applicable Rate applicable to Eurodollar Rate Loans under the Revolving Credit Facility during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Specified Event of Default or, upon request of the Required Lenders while any Financial Covenant Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04.    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees that it, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, may, in its sole discretion, make loans (each such loan, a “Swing

Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender (other than the Swing Line Lender) shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $300,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05.    Prepayments.
(a)    Optional. (i) The Borrower may, upon notice to the Administrative Agent (which notice, in the case of a termination of the full amount of the Facilities and prepayment of all Loans in connection therewith, may state that it is conditioned on the Borrower receiving proceeds of other financing, in which case such notice may be revoked by the Borrower (by providing notice to the Administrative Agent) if such financing is not received by the Borrower on or prior to the proposed termination date of the Facilities and prepayment of all Loans in connection therewith), at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $300,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans and each Facility to which such prepayment shall apply (and if multiple Facilities are specified, the allocation among such Facilities). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.19, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $300,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory. (i) If for any reason the sum of the Total Revolving Credit Outstandings at any time exceeds the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.
(ii)    Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
2.06.    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction (which notice, in the case of a termination of the full amount of the Facilities and prepayment of all Loans in connection therewith, may state that it is conditioned on the Borrower receiving proceeds of other financing, in which case such notice may be revoked by the Borrower (by providing notice to the Administrative Agent) if such financing is not received by the Borrower on or prior to the proposed termination date of the Facilities and prepayment of all Loans in connection therewith), (ii) any such partial reduction shall be in an aggregate amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility (as so reduced), (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.
(b)    Mandatory. (i) The aggregate Term Commitments shall be reduced to zero automatically and permanently on the Restatement Effective Date (and immediately following the funding of the Term Commitments on such date).
(ii)    The Revolving Credit Facility shall be reduced to zero automatically and permanently on the last day of the Availability Period.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Facility under this Section 2.06. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07.    Repayment of Loans.
(a)    Term Loans. The Borrower shall repay to the Term Lenders on the Maturity Date for the Term Facility the aggregate principal amount of Term Loans outstanding on such date.

(b)    Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
(c)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
2.08.    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate then applicable to Eurodollar Rate Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans under such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans under the Revolving Credit Facility.
(b)    (i) While any Specified Event of Default exists, or upon the request of the Required Lenders while any Financial Covenant Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09.    Fees. In addition to fees described in Sections 2.03(h) and (i), Section 2.14(b) and Section 2.15(b):
(a)    Unused Fee. Prior to the occurrence (if any) of the Investment Grade Pricing Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, an unused line fee (the “Unused Fee”) equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans (excluding, for the avoidance of doubt, Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.19. The

Unused Fee shall accrue at all times from the first day of the Availability Period until the earlier to occur of (x) the Investment Grade Pricing Effective Date and (y) the date that the Availability Period is terminated, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the earlier to occur of (x) the Investment Grade Pricing Effective Date and (y) the last day of the Availability Period. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.
(b)    Revolving Credit Facility Fee. On and after the occurrence (if any) of the Investment Grade Pricing Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee (the “Revolving Credit Facility Fee”) equal to the Applicable Rate then applicable to the Revolving Credit Facility Fee times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Facility has terminated, on the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.19. The Revolving Credit Facility Fee shall accrue at all times from the Investment Grade Pricing Effective Date until to the date that the Availability Period is terminated (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Investment Grade Pricing Effective Date, on the last day of the Availability Period (in the event that the Investment Grade Pricing Effective Date has occurred prior to such last day), and, if applicable, thereafter on demand. The Revolving Credit Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate applicable to the Revolving Credit Facility Fee during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(c)    Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which may result in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Consolidated Group or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the REIT as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive for a period of nine (9) months following the termination of the Facilities and the repayment of all other Obligations hereunder (the last day of such nine-month period being referred to herein as the “Section 2.10(b) Termination Date”); provided, that if after the Section 2.10(b) Termination Date it is discovered that there was an inaccuracy in the calculation of the Consolidated Total Leverage Ratio for a period ending prior to the termination of the Facilities and repayment in full of the Obligations, and such inaccuracy (x) resulted from the gross negligence, willful misconduct or fraud of the REIT and (y) gives rise to obligations under this Section 2.10(b), then such obligations of the Borrower under this paragraph shall nevertheless survive the Section 2.10(b) Termination Date and shall be due and payable by the Borrower on the date of discovery of such inaccuracy.
2.11.    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12.    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a

Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and

Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.18, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the REIT, the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14.    Extension of Maturity Date in respect of Revolving Credit Facility.
(a)    Requests for Extension. The Borrower may, by written notice to the Administrative Agent (such notice, a “Revolver Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Maturity Date in respect of the Revolving Credit Facility then in effect (such Maturity Date in respect of the Revolving Credit Facility then in effect being referred to herein as the “Existing Revolver Maturity Date”), request that the Revolving Credit Lenders extend the Existing Revolver Maturity Date for an additional six (6) months from such Existing Revolver Maturity Date; provided, that (x) the Borrower may not submit more than two (2) Revolver Extension Notices during the term of this Agreement and (y) in no event shall the Maturity Date in respect of the Revolving Credit Facility be extended beyond the fifth anniversary of the Restatement Effective Date . The Administrative Agent shall distribute any such Revolver Extension Notice promptly to the Lenders following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of Existing Revolver Maturity Date Extension. As conditions precedent to such extension, the Borrower shall, on or prior to the Existing Revolver Maturity Date, satisfy each of the following requirements for such extension to become effective:
(i)    The Administrative Agent shall have received a Revolver Extension Notice within the period required under clause (a) above;
(ii)    On the date of such Revolver Extension Notice and both immediately before and immediately after giving effect to such extension of the Existing Revolver Maturity Date, no Default or Event of Default shall have occurred and be continuing;
(iii)    The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages as of such date, an extension fee in an amount equal to 0.075% of the

Revolving Credit Facility as in effect on the Existing Revolver Maturity Date (it being agreed that such extension fee shall be fully earned when paid and shall not be refundable for any reason); and
(iv)    The Administrative Agent shall have received a certificate of each Loan Party dated as of the Existing Revolver Maturity Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Existing Revolver Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.
(c)    Increase in Applicable Capitalization Rate. If the Borrower requests an extension of the Initial Revolver Maturity Date in accordance with the provisions of clause (a) of this Section 2.14, then, at the request of the Required Lenders, each of the percentages set forth in clauses (i) through (v) of the definition of “Applicable Capitalization Rate” may be increased by up to 0.50%, on a one-time basis, effective as of the Initial Revolver Maturity Date. Any such increase of one or more of such percentages shall be reasonably determined by the Required Lenders on the basis of then current market conditions and data. The Administrative Agent shall notify the Borrower of any increase in any of the percentages set forth in the definition of “Applicable Capitalization Rate” within fifteen (15) Business Days following the Administrative Agent’s and Lenders’ receipt of the Revolver Extension Notice; provided, that if the Revolver Extension Notice is received by the Administrative Agent and the Lenders less than forty-five (45) days prior to the Initial Revolver Maturity Date, then the Administrative Agent shall notify the Borrower of any such increases in such percentages within ten (10) Business Days following the Administrative Agent’s and Lenders’ receipt of the Revolver Extension Notice. In the event the Required Lenders request to increase any of the percentages set forth in clauses (i) through (v) of the definition of “Applicable Capitalization Rate”, then the Borrower may withdraw its Revolver Extension Notice by providing written notice of such withdrawal to the Administrative Agent and the Lenders; provided, that any such notice of withdrawal must be received by the Administrative Agent and the Lenders no later than thirty (30) days prior to the Initial Revolver Maturity Date (and if such notice of withdrawal is received by the Administrative Agent and the Lenders after such date, it shall not be an effective withdrawal).

2.15.     Extension of Maturity Date in respect of Term Facility.
(a)    Requests for Extension. The Borrower may, by written notice to the Administrative Agent (such notice, a “Term Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Maturity Date in respect of the Term Facility then in effect (such Maturity Date in respect of the Term Facility then in effect being referred to herein as the “Existing Term Maturity Date”), request that the Term Lenders extend the Existing Term Maturity Date for an additional twelve (12) months from such Existing Term Maturity Date; provided, that (x) the Borrower may not submit more than three (3) Term Extension Notices during the term of this Agreement and (y) in no event shall the Maturity Date in respect of the Term Facility be extended beyond the fifth anniversary of the Restatement Effective Date. The Administrative Agent shall distribute any such Term Extension Notice promptly to the Lenders following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of Existing Term Maturity Date Extension. As conditions precedent to such extension, the Borrower shall, on or prior to the Existing Term Maturity Date, satisfy each of the following requirements for such extension to become effective:
(i)    The Administrative Agent shall have received a Term Extension Notice within the period required under clause (a) above;
(ii)    On the date of such Term Extension Notice and both immediately before and immediately after giving effect to such extension of the Existing Term Maturity Date, no Default or Event of Default shall have occurred and be continuing;
(iii)    The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Term Lenders based on their respective Applicable Term Percentages as of such date, an extension fee in an amount equal to 0.15% of the Term Facility as in effect on the Existing Term Maturity Date (it being agreed that such extension fee shall be fully earned when paid and shall not be refundable for any reason); and
(iv)    The Administrative Agent shall have received a certificate of each Loan Party dated as of the Existing Term Maturity Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Existing Term Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.
2.16.    Increase in Revolving Credit Facility.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrower may from time to time request an increase in the Revolving Credit Facility by an amount (in the aggregate for all such requests) not exceeding $250,000,000, less the aggregate amount of all increases in the Term Facility consummated pursuant to Section 2.17 on or prior to such time; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as the Borrower and the Administrative Agent may agree), (ii) the Borrower may make a maximum of three such requests and (iii) the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) shall be required for any such increase in the Revolving Credit Facility. At the time of sending such notice, the Borrower shall specify the identity of each Revolving Credit Lender and each Eligible Assignee to whom the Borrower proposes any portion of such increase in the Revolving Credit Facility be allocated; provided, however, that (i) any existing Revolving Credit Lender approached to provide all or a portion of such increase in the Revolving Credit Facility may elect or decline, in its sole discretion, to provide all or a portion of such increase in the Revolving Credit Facility offered to it (and any Revolving Credit Lender that has failed to respond to any such request shall be deemed to have declined to increase its Revolving Credit Commitment) and (ii) any Eligible Assignee providing any portion of such increase in the Revolving Credit Facility that is not an existing Revolving Credit Lender (such Eligible Assignee, a “New Revolving Credit Lender”) shall become a Revolving Credit Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Revolving Lender Joinder Agreement”).
(b)    Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolver Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolver Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolver Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolver Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Revolving Lender Joinder Agreement duly executed by the Borrower and each New Revolving Credit Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent, the Swing Line Lender and the L/C Issuer and (y) written confirmation from each existing Revolving Credit Lender, if any, participating in such increase of the amount by which its Revolving Credit Commitment will be increased, which confirmation shall be acknowledged and consented to in writing by the Swing Line Lender and the L/C Issuer and (iii) the Borrower shall have paid to the Arrangers the fee required to be paid pursuant to the Fee Letter in connection therewith.
(d)    Settlement Procedures. On each Revolver Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.16, the Administrative Agent shall notify the Lenders of the occurrence of the increase of the Revolving Credit Facility effected on such Revolver Increase Effective Date and the amount of the Revolving Credit Commitment and Applicable Revolving Credit Percentage and Applicable Percentage of each Lender as a result thereof. In the event that the increase in the Revolving Credit Facility results in any change to the Applicable Revolving Credit Percentage of any Revolving Credit Lender, then on the Revolver Increase Effective Date (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to such increase, (ii) any New Revolving Credit Lender, and any existing Revolving Credit Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Revolving Credit Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Revolving Credit Percentage, and (iv) if the Revolver Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Eurodollar Rate Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.17.    Increase in Term Facility.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrower may from time to time request an increase in the Term Facility by an amount (in the aggregate for all such requests) not exceeding $250,000,000, less the aggregate amount of all increases in the Revolving Credit Facility consummated pursuant to Section 2.16 on or prior to such time; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as the Borrower and the Administrative Agent may agree), (ii) the Borrower may make a maximum of three such requests and (iii) the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) shall be required for any such increase in the Term Facility. At the time of sending such notice, the Borrower shall specify the identity of each Lender and each Eligible Assignee to whom the Borrower proposes any portion of such increase in the Term Facility be allocated; provided, however, that (i) any existing Lender approached to provide all or a portion of such increase in the Term Facility may elect or decline, in its sole discretion, to provide all or a portion of such increase in the Term Facility offered to it (and any Lender that has failed to respond to any such request shall be deemed to have declined to participate in such increase in the Term Facility) and (ii) any Eligible Assignee providing any portion of such increase in the Term Facility that is not an existing Term Lender (such Eligible Assignee, a “New Term Lender”) shall become a Term Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “Term Lender Joinder Agreement”). Any increase in the Term Facility pursuant to this Section 2.17 shall be in the form of one or more additional term loans made to the Borrower (any such term loan being referred to herein as an “Incremental Term Loan”).
(b)    Effective Date and Allocations. If the Term Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Term Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Term Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Term Lender Joinder Agreement for each New Term Lender, if any, participating in such increase in the Term Facility, which New Term Lender Joinder Agreement shall be duly executed by the Borrower and such New Term Lender and acknowledged and consented to in writing by the Administrative Agent and (y)

written confirmation from each existing Term Lender, if any, participating in such increase of the amount of the Incremental Term Loan that it has committed to make, (iii) the Administrative Agent shall have received a written notice setting forth the Type of Incremental Term Loans being requested not later than 11:00 a.m. (x) three Business Days prior to the Term Increase Effective Date (if the Incremental Term Loans requested are Eurodollar Rate Loans), and (ii) on the Term Increase Effective Date (if the Incremental Term Loans requested are Base Rate Loans); (iv) all of the conditions set forth in Section 4.02 shall be satisfied with respect to the funding of such Incremental Term Loans and (v) the Borrower shall have paid to the Arrangers the fee, if any, required to be paid pursuant to the Fee Letter in connection therewith.
(d)    Funding of Incremental Term Loans. On the Term Increase Effective Date, each existing Term Lender participating in such increase and each New Term Lender shall, subject to the satisfaction of the foregoing terms and conditions, make its Incremental Term Loan to the Borrower. All terms and provisions of the Incremental Term Loans shall be identical to the Term Loans and, unless otherwise expressly provided herein or in the other Loan Documents, all references herein and in the other Loan Documents to “Term Loans” and “Loans” shall include the Incremental Term Loans.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.18.    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) as of the date that is thirty (30) days prior to the Maturity Date for the Revolving Credit Facility then in effect, there are any Letters of Credit that have an expiry date after such Maturity Date, or if any new Letter of Credit is issued on or after the date that is thirty (30) days prior to the Maturity Date for the Revolving Credit Facility then in effect, (iv) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (v) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clauses (iii) and (iv) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.04, 2.05, 2.06, 2.19 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.19.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in definitions of “Required Lenders” and “Required Revolving Lenders.”

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Appropriate Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.
(A)    No Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or Section 2.09(b) for any period during which that Revolving Credit Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.
(C)    With respect to any fee payable under Section 2.09(a) or (b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the condition set forth in Section 4.02(b) is satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such condition is satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.18.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.    Taxes
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Withholding Agent) require the deduction or withholding of any Tax from any such payment by the Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding in accordance with applicable law and upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Withholding Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required in accordance with applicable Law and based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01)

the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the relevant Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent, or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    the Administrative Agent and any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Administrative Agent or such Lender becomes the Administrative Agent or a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal with-holding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative. Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03.    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”) or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the

Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of the first sentence of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent determines, or the affected Lenders notify the Administrative Agent and the Borrower, that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04.    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any lost profit or loss of margin or Applicable Rate). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01.    Conditions of Effectiveness. This Amended and Restated Credit Agreement shall become effective on and as of the first date (the “Restatement Effective Date”) on which all of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent’s receipt of the following, each of which shall be original, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement and the Guaranty;
(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note prior to the Restatement Effective Date;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)    a favorable opinion of in-house counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vii)    a favorable opinion of Venable LLP, local counsel to the Loan Parties in Maryland, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(viii)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ix)    a certificate signed by a Responsible Officer of the Borrower certifying that (1) the conditions specified in this Section 4.01 have been satisfied (other than those conditions contingent upon the satisfaction of the Administrative Agent and/or the Lenders with respect to certain items received by them under this Section 4.01) and (2) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority related to the credit facility being provided under this Agreement or that could reasonably be expected to have a Material Adverse Effect;

(x)    a Solvency Certificate from the Loan Parties certifying that, after giving effect to the transactions to occur on the Restatement Effective Date (including, without limitation, any Credit Extension to occur on the Restatement Effective Date), the REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent;
(xi)    a duly completed Compliance Certificate as of the Restatement Effective Date (giving pro forma effect to the transactions to occur on the Restatement Effective Date, including, without limitation, all Credit Extensions to occur on the Effective Date), signed by a Responsible Officer of Borrower (such certificate being referred to herein as the “Pro Forma Restatement Effective Date Compliance Certificate”); and
(xii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Arranger reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Restatement Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Restatement Effective Date shall have been paid.
(c)    All due diligence with respect to the REIT, the Borrower and their respective Subsidiaries, in scope and determination satisfactory to the Administrative Agent, Arrangers and the Lenders in their sole discretion, shall have been completed.
(d)    There shall not have occurred since September 30, 2013 any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(e)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the first Business Day prior to the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(f)    All accrued and unpaid interest and fees with respect to the Revolving Credit Commitments and Revolving Credit Loans under the Original Credit Agreement as of (and immediately prior to giving effect to) the Restatement Effective Date shall have been, or concurrently with the extensions of credit being made hereunder on the Restatement Effective Date will be, paid in full.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.
On the Restatement Effective Date, (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to the Restatement Effective Date, (ii) any Revolving Credit Lender that was not a party to the Original Credit Agreement, and any Revolving Credit Lender party to the Original Credit Agreement whose Revolving Credit Commitment has increased on the Restatement Effective Date, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Revolving Credit Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing on the Restatement Effective Date such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Revolving Credit Percentage, and (iv) if the Restatement Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Eurodollar Rate Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.
4.02.    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof; and

(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each of the REIT and the Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01.    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c) hereof, to the extent the same could not reasonably be expected to have a Material Adverse Effect.
5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights or remedies under the Loan Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or by general equitable principles relating to enforceability.
5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated balance sheet of the Consolidated Group dated September 30, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The consolidated forecasted balance sheet, statement of income and cash flows of the Consolidated Group delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believed to be reasonable at the time made; provided, such forecasts are not to be viewed as facts and that actual results during the period or periods covered by such forecasts may differ from such forecasts and that the differences may be material.
5.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07.    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08.    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09.    Environmental Compliance.
(a)    The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties and their Subsidiaries, have never been any underground or above-ground storage tanks for storage of Hazardous Materials on or at any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there are no and to the knowledge of the Loan Parties and their Subsidiaries after due inquiry never have been any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties after due inquiry, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iv) there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (v) Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.
(c)    (i) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any

Environmental Law, except as set forth on Schedule 5.09(c) or as could not reasonably be expected to result in a Material Adverse Effect, or with respect to any such investigation or assessment or remedial or response action initiated after the Restatement Effective Date, as disclosed to the Administrative Agent in writing; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner, either of which could not reasonably expected to result in a Material Adverse Effect.
(d)    Except as set forth on Schedule 5.09(d), the Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance in all respects with all applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (ii) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for each property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits that pertain to any of their properties, except as could not reasonably be expected to have a Material Adverse Effect; and (iv) in each case to the extent within the control of the Loan Parties and their respective Subsidiaries, each of their Environmental Permits will be timely renewed and complied with, any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense, and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
5.10.    Insurance. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.
5.11.    Taxes. Each Loan Party and each of its Subsidiaries has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material tax assessment or other claim against, and no material tax audit with respect to, any Loan Party or any Subsidiary thereof. Except as set forth on Schedule 5.11, on the Restatement Effective Date, neither any Loan Party nor any Subsidiary thereof is party to any tax sharing, tax indemnification or other similar agreement. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries has ever “participated” in a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.

5.12.    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened in writing, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the REIT nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.12(d) hereto.
5.13.    Subsidiaries; Equity Interests; Loan Parties. As of the Restatement Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Persons and in the amounts specified on Part (a) of Schedule 5.13. Set forth on Part (b) of Schedule 5.13 is, as of the Restatement Effective Date, a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization.
5.14.    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, Swing Line Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the REIT and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15.    Disclosure. No written report, financial statement, certificate or other information furnished by or at the direction of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document which, when taken as a whole, contained at the time of delivery any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projections, estimates and other forward-looking information, the Borrower and the REIT represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16.    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17.    Intentionally Omitted.
5.18.    Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person (except for such conflicts that could not reasonably be expected to have a Material Adverse Effect). To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19.    Solvency. The REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent.
5.20.    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.21.    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any of its Subsidiaries or any ERISA Affiliates as of the Restatement Effective Date and neither any Loan Party nor any Subsidiary thereof has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.22.    Anti-Corruption Laws. No Loan Party nor any of its Subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each Loan Party and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
5.23.    Sanctions. No Loan Party, nor any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent or the L/C Issuer) of Sanctions.
5.24.    REIT Status; Stock Exchange Listing. The REIT is qualified as a Real Estate Investment Trust. The shares of common Equity Interests of the REIT are listed on the New York Stock Exchange.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the REIT and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of their respective Subsidiaries to:
6.01.    Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the REIT (or, if earlier, 15 days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2013), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for a qualification or an exception to the extent related to the maturity or refinancing of the Loans);
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the REIT (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal quarter ending March 31, 2014), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the REIT’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the REIT’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the REIT as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to customary year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event at least 15 days before the end of each fiscal year of the Consolidated Group on a consolidated basis, including forecasts prepared by management of the REIT, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date of each of the Revolving Credit Facility and the Term Facility occurs).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02.    Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants (which certificate may be limited or eliminated to the extent required by accounting rules or guidelines) certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the REIT (which delivery may, unless the Administrative Agent, or a Lender through the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(d)    promptly after the same are available, (x) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equityholders of the REIT, (y) copies of each annual report, proxy, financial statement or other financial report sent to the limited partners of the Borrower, and (z) copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary thereof files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)    promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(f)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material written correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(g)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(h)    as soon as available, but in any event within 30 days after the end of each fiscal year of the REIT, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify; and
(i)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the REIT posts such documents, or provides a link thereto on the REIT’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the REIT’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower (through the Administrative Agent) to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender (through the Administrative Agent) and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the

Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it (through the Administrative Agent) or maintaining its copies of such documents.
The Borrower and the REIT hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the REIT or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03.    Notices. Promptly notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event;

(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; or
(e)    of any announcement by Moody’s, Fitch or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply at any time prior to the Investment Grade Pricing Effective Date.
Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04.    Payment of Obligations. (a) Pay and discharge as the same shall become due and payable (i) all federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the REIT, the Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien permitted under Section 7.01) unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are maintained; (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, but only to the extent the failure to pay such Indebtedness would constitute an Event of Default and (iv) all of its other obligations and liabilities, except as could not reasonably be expected to have a Material Adverse Effect; and (b) timely file all material tax returns required to be filed.
6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07.    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the REIT, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and, in the case of all liability insurance maintained by a Loan Party, shall (i) provide for not less than 30 days’ (or 10 days in the case of termination for failure to pay premiums) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as additional insured on behalf of the Lenders.
6.08.    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09.    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the REIT, the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the REIT, the Borrower or such Subsidiary, as the case may be.
6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that the Borrower shall be permitted to have its representatives present during any such discussions with its independent public accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that so long as no Event of Default has occurred and is continuing, (x) no more than one (1) such visit and inspection by the Administrative Agent during any year shall be at the expense of the Borrower and (y) any such visit and inspection by a Lender shall be at the sole expense of such Lender; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
6.11.    Use of Proceeds. Use the proceeds of the Credit Extensions solely for general corporate purposes, including refinancing existing Indebtedness, working capital, the payment of capital expenses, acquisitions and development and redevelopment of Portfolio Properties, in each case not in contravention of any Law or of any Loan Document.

6.12.    Additional Guarantors. With respect to (i) any Person that is or becomes a Subsidiary (other than an Excluded Subsidiary) of the Borrower after the Closing Date, and/or (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary after the Closing Date, on or prior to such time that such Person becomes a Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, as applicable, unless the Exemption Conditions exist at such time with respect to such Person, (w) cause such Person to execute a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, (x) deliver to the Administrative Agent (A) the items referenced in Section 4.01(a)(iv), (v) and (viii) with respect to such Person and (B) if reasonably requested by the Administrative Agent, a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as such matters concerning such Person and the Loan Documents to which such Person is a party as the Administrative Agent may reasonably request, (y) provide the Administrative Agent with the U.S. taxpayer identification for such Person (or the equivalent thereof, in the event such Person is not organized under the laws of the United States, any State thereof or the District of Columbia) and (z) provide the Administrative Agent and each Lender with all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, and the results of any such “know your customer” or similar investigation conducted by Administrative Agent or any Lender shall be satisfactory to Administrative Agent or such Lender in all respects.
6.13.    Compliance with Environmental Laws. Comply, and take commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for the operations at each of its properties, except as could not reasonably be expected to have a Material Adverse Effect, at each of its other properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required under and in material compliance with Environmental Law to remediate all Hazardous Materials at, on, under or emanating from any of its properties, except as could not reasonably be expected to have a Material Adverse Effect, at each of its other properties; provided, however, that neither the REIT nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14.    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan

Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to them under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.15.    Maintenance of REIT Status; New York Stock Exchange Listing. The REIT will at all times qualify for taxation as a Real Estate Investment Trust. The REIT will also at all times be listed on the New York Stock Exchange.
6.16.    Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the REIT and the Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:
7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any replacement, extension or renewal of any such Lien;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(h)    The rights of tenants under leases and subleases of, and the rights of managers under management agreements in respect of, Portfolio Properties, in each case entered into in the ordinary course of business consistent with past practice of the REIT and its Subsidiaries provided, that (i) such leases and subleases contain market terms and conditions (excluding rent) and (ii) such Liens do not secure any Indebtedness;
(i)    Liens encumbering assets of a Loan Party or Subsidiary thereof not otherwise permitted under this Section 7.01; provided, that (i) such Liens do not at any time encumber any Unencumbered Eligible Property, (ii) such Liens do not at any time encumber the Equity Interests of any Person who owns or ground leases an Unencumbered Eligible Property (or the Equity Interests of any direct or indirect Subsidiary of the Borrower that owns any Equity Interests in such Person) and (iii) after giving pro forma effect to the incurrence of any such Lien (and all Indebtedness and other obligations secured thereby), the Loan Parties are in compliance with the financial covenants contained in Section 7.11(a) through (f);
(j)    Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any Unencumbered Eligible Property, (ii) such Liens do not at any time encumber the Equity Interests of any Person who owns or ground leases an Unencumbered Eligible Property (or the Equity Interests of any direct or indirect Subsidiary of the Borrower that owns any Equity Interests in such Person), (iii) in the case of any such Lien incurred by a Loan Party, such Lien does not encumber any property other than the property financed by such Indebtedness, (iv) in the case of any such Lien incurred by a Subsidiary that is not a Loan Party, such Lien does not encumber any property other than the property of such Subsidiary and (v) the Indebtedness secured thereby does not exceed the cost or fair market value of the property encumbered thereby (as of the date of the incurrence of such Indebtedness), whichever is lower;

(k)    All Liens with respect to any Portfolio Property (other than an Unencumbered Eligible Property) that are existing on the date such Portfolio Property is acquired or ground leased by a Subsidiary of the Borrower, to the extent such Liens are disclosed in the title report for such Portfolio Property received by such Subsidiary on or prior to the date of such acquisition or ground lease;
(l)    in the case of Equity Interests of a Controlled Joint Venture, buy/sell rights with respect to such Equity Interests on customary terms and conditions;
(m)    Liens existing on the Closing Date and listed on Schedule 7.01(m); and
(n)    Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business.
provided, that notwithstanding the foregoing clauses of this Section 7.01, in no event shall any Liens (other than Permitted Judgment Liens and Liens permitted by clauses (a), (b), (c), (f) and (h) above) encumber any Unencumbered Eligible Property.
7.02.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Obligations;
(b)    Recourse Indebtedness of the Loan Parties and their Subsidiaries (in addition to Indebtedness under the Loan Documents) owing to Persons that are not members of the Consolidated Group in an aggregate outstanding principal amount at any time not to exceed fifteen percent (15%) of Total Asset Value at such time;
(c)    Non-Recourse Indebtedness of the Loan Parties and their Subsidiaries; provided, that after giving pro forma effect to the incurrence thereof, the Loan Parties are in compliance with the financial covenants contained in Section 7.11(a) through (f);
(d)    intercompany loans and advances to the extent expressly permitted under Section 7.03(b); provided that all such intercompany Indebtedness owed by any Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent; and
(e)    the Guarantee by a Loan Party of Recourse Indebtedness of another Loan Party permitted to be incurred by such other Loan Party under clause (b) above.
7.03.    Investments. Make or hold any Investments, except:
(a)    Investments held by the REIT and its Subsidiaries in the form of cash or Cash Equivalents;

(b)    Investments of (i) the Borrower in any Guarantor, (ii) a Guarantor in the Borrower or any other Guarantor, (iii) the Borrower or a Guarantor, directly or indirectly, in any Unconsolidated Affiliate so long as, after giving effect to any such Investment, (x) the Aggregate Unconsolidated Affiliate Investment Amount does not exceed 20% of the Total Asset Value at such time and (y) the Aggregate Unconsolidated Affiliate Investment Amount, when taken together with the Aggregate Real Estate Loan Investment Amount at such time, the Aggregate Construction Costs Investment Amount at such time, the Aggregate Unimproved Land Holdings Investment Amount at such time and the Aggregate Non-Loan Party Investment Amount at such time, does not exceed 25% of the Total Asset Value at such time, (iv) the Borrower or a Guarantor, directly or indirectly, in any Subsidiary that is not a Loan Party; provided, that if any such Investment is made prior to the consummation of a Permitted Subsidiary Guarantor Release, then after giving effect to such Investment, (x) the Aggregate Non-Loan Party Investment Amount does not exceed 20% of the Total Asset Value at such time and (y) the Aggregate Non-Loan Party Investment Amount, when taken together with the Aggregate Real Estate Loan Investment Amount at such time, the Aggregate Construction Costs Investment Amount at such time, the Aggregate Unimproved Land Holdings Investment Amount at such time and the Aggregate Unconsolidated Affiliate Investment Amount at such time, does not exceed 25% of the Total Asset Value at such time, or (v) any Subsidiary of the Borrower that is not a Loan Party to any other Subsidiary of the Borrower that is not a Loan Party;
(c)    Investments in unimproved land holdings so long as, after giving effect to any such Investment, (i) the Aggregate Unimproved Land Holdings Investment Amount does not exceed 5% of the Total Asset Value at such time and (ii) the Aggregate Unimproved Land Holdings Investment Amount, when taken together with the Aggregate Real Estate Loans Investment Amount at such time, the Aggregate Construction Costs Investment Amount at such time, the Aggregate Unconsolidated Affiliate Investment Amount at such time and the Aggregate Non-Loan Party Investment Amount at such time, does not exceed 25% of the Total Asset Value at such time;
(d)    Investments (whether originated or acquired by the REIT or a Subsidiary thereof) consisting of commercial mortgage loans and commercial real estate-related mezzanine loans so long as, after giving effect to any such Investment, (i) the Aggregate Real Estate Loan Investment Amount does not exceed 10% of the Total Asset Value at such time and (ii) the Aggregate Real Estate Loan Investment Amount, when taken together with the Aggregate Construction Costs Investment Amount at such time, the Aggregate Unimproved Land Holdings Investment Amount at such time, the Aggregate Unconsolidated Affiliate Investment Amount at such time and the Aggregate Non-Loan Party Investment Amount at such time, does not exceed 25% of the Total Asset Value at such time;
(e)    Investments in respect of costs to construct Portfolio Properties under development so long as, after giving effect to any such Investment, the Aggregate Construction Costs Investment Amount, when taken together with the Aggregate Real Estate Loan Investment Amount at such time, the Aggregate Unimproved Land Holdings Investment Amount at such time, the Aggregate Unconsolidated Affiliate Investment Amount at such time and the Aggregate

Non-Loan Party Investment Amount at such time, does not exceed 25% of the Total Asset Value at such time;
(f)    Investments in income producing Portfolio Properties not constituting (i) Investments in unimproved land holdings, (ii) commercial mortgage loans and commercial real estate-related mezzanine loans or (iii) Investments in respect of costs to construct Portfolio Properties under development;
(g)    equity Investments owned as of the Closing Date in Subsidiaries;
(h)    Investments consisting of deposits, prepayments and other credits to suppliers and extensions of trade credit made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries and the Predecessor;
(i)    loans and advances to employees of the REIT and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000;
(j)    Investments existing on the date of this Agreement and set forth on Schedule 7.03;
(k)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(l)    Investments consisting of debt securities, equity securities and other non-cash consideration received as consideration for a Disposition permitted by Section 7.05;
(m)    the acquisition of all of the Equity Interests of a Person that owns an income producing Portfolio Property so long as such Person becomes a Guarantor if required under Section 6.12;
(n)    other Investments not otherwise permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding; and
(o)    Investments in Swap Contracts permitted under Section 7.02 entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view.”
7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)    any Subsidiary of the Borrower may merge, liquidate or dissolve into, or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided that if any Guarantor is merging with, liquidating into or consolidating with another Subsidiary of the Borrower that is not a Guarantor, such Guarantor shall be the continuing or surviving Person;
(b)    any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; and
(c)    Dispositions permitted by Section 7.05(b) and (c) shall be permitted.
7.05.    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, or, in the case of any Subsidiary of the Borrower, issue, sell or otherwise dispose of any of such Subsidiary’s Equity Interests to any Person, if (a) such Disposition is not permitted under Section 7.04, (b) such Disposition results in the Borrower or any Guarantor (other than the REIT) not being a Wholly-Owned Subsidiary of the REIT or (c) after giving effect to such Disposition, the REIT and Borrower are not in compliance, on a pro forma basis, with the covenants contained in Section 7.11.
7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)    each Subsidiary of the Borrower may (i) declare and make Restricted Payments to the Borrower and the Guarantors (other than the REIT), and (ii) declare and make Restricted Payments ratably to the holders of such Subsidiary’s Equity Interests according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the REIT and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or its direct or indirect parent (and, to the extent constituting a dividend or distribution under applicable Laws, the issuance of common or preferred Equity Interests in connection with the conversion of any Indebtedness);
(c)    (i) the REIT and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests, (ii) the REIT and/or the Borrower may purchase, redeem or otherwise acquire limited partnership interests of the Borrower held by a limited partner thereof in exchange for Equity Interests of the REIT so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur and (iii) the Borrower may redeem limited partnership interests of the Borrower held by a limited partner thereof for cash to the extent such a redemption is required by the Borrower Limited Partnership Agreement; provided, that the aggregate amount of cash paid for all such redemptions made pursuant to this clause (iii) shall not exceed $10,000,000;
(d)    the Borrower shall be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto, in an amount for any fiscal year of the Borrower equal to the greater of (i) 95% of Funds From Operations for such fiscal year and (ii) such amount that will result in the REIT receiving the necessary amount of funds required to be distributed to its equityholders in order for the REIT to (x) maintain its status as a Real Estate Investment Trust for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax; provided, however, if an Event of Default under Section 8.01(a) shall have occurred and be continuing or would result therefrom, the Borrower shall only be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto in an amount that will result in the REIT receiving the minimum amount of funds required to be distributed to its equityholders in order for the REIT to maintain its status as a Real Estate Investment Trust for federal and state income tax purposes; and
(e)    the REIT shall be permitted to dividend or distribute to the holders of its Equity Interests any amounts received by the REIT pursuant to Section 7.06(d).
7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the REIT, the Borrower and their respective Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the REIT, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the REIT or a Subsidiary thereof as would be obtainable by the REIT or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) transactions between or among Subsidiaries that are not Loan Parties, and at any after the occurrence of the Permitted Subsidiary Guarantor Release, transactions between or among the Loan Parties and Wholly Owned Subsidiaries of any of the Loan Parties and (iii) Investments and Restricted Payments expressly permitted hereunder.
7.09.    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document ) that limits the ability of (i) any Subsidiary of the REIT or the Borrower that is a Loan Party to make Restricted Payments to the REIT, the Borrower, any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) the REIT or any other Guarantor to Guarantee the Indebtedness of the Borrower under this Agreement or (iii) any Loan Party to create, incur, assume or suffer to exist Liens on Unencumbered Eligible Properties or the Equity Interests of any Person that owns, or ground leases under an Eligible Ground Lease, an Unencumbered Eligible Property (or the Equity Interests of any Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Person); provided, further, that this Section 7.09 shall not prohibit (1) the restrictions on Liens, assignments and transfers of assets existing on the Closing Date and set forth on Schedule 7.09 and (2) customary restrictions on Liens, assignments and transfers of assets contained in leases, licenses and other Contractual Obligations entered into in the ordinary course of business that (x) do not prevent the grant of a Lien on any Unencumbered Eligible Property to secure the Obligations, (y) would not prevent a mortgagee of an Unencumbered Eligible Property from transferring such Unencumbered Eligible Property in the event such mortgagee were to foreclose on its Lien on such Portfolio Property and (z) do not materially impair or interfere in the use or operations of such assets or the Administrative Agent’s and the Lenders’ rights and remedies under the Loan Documents.
7.10.    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11.    Financial Covenants.
(a)    Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $721,160,000 and (ii) 75% of the Net Cash Proceeds received by the REIT from issuances and sales of Equity Interests of the REIT occurring after the Restatement Effective Date (other than any such Net Cash Proceeds received in connection with any dividend reinvestment program).
(b)    Consolidated Secured Leverage Ratio. Permit (i) at any time prior to December 31, 2015, the Consolidated Secured Leverage Ratio at such time to be greater than 45% (or 50% on any day that occurs prior to December 31, 2015 that is during a Material Acquisition Period) and (ii) at any time on or after December 31, 2015, the Consolidated Secured Leverage Ratio at such time to be greater than 40% (or 45% on any day that occurs on or after December 31, 2015 that is during a Material Acquisition Period).
(c)    Consolidated Total Leverage Ratio. Permit (i) at any time other than during a Material Acquisition Period, the Consolidated Total Leverage Ratio at such time to be greater than 60% and (ii) at any time during a Material Acquisition Period, the Consolidated Total Leverage Ratio at such time to be greater than 65%.
(d)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the REIT to be less than 1.50 to 1.00.
(e)    Consolidated Unsecured Interest Coverage Ratio. Permit the Consolidated Unsecured Interest Coverage Ratio as of the last day of any fiscal quarter of the REIT to be less than 1.75 to 1.00.

(f)    Consolidated Unsecured Leverage Ratio. Permit (i) at any time other than during a Material Acquisition Period, the Consolidated Unsecured Leverage Ratio at such time to be greater than 60% and (ii) at any time during a Material Acquisition Period, the Consolidated Unsecured Leverage Ratio at such time to be greater than 65%.
7.12.    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.
7.13.    Amendment, Waivers and Terminations of Certain Agreements. Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit (a) any amendment, change, cancellation, termination or waiver in any respect of (i) the terms of any Organization Document of any Loan Party or any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, other than amendments, changes and modifications that are not adverse in any material respect to the REIT, any of the other Loan Parties, any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, the Administrative Agent or the Lenders or (ii) the terms of any Contractual Obligation of any Loan Party or any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, except as could not reasonably be expected to have a Material Adverse Effect or (b) any amendment, change or other modification in respect of the terms of the tax protection agreement set forth on Schedule 5.11, other than amendments, changes and modifications that are not adverse to the REIT, any of the other Loan Parties, any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, the Administrative Agent or the Lenders.
7.14.    Tax Sharing and Indemnification Agreements. Enter into any tax sharing, tax indemnification or other similar agreement, except for the tax protection agreement existing on the Restatement Effective Date and set forth on Schedule 5.11 and any such other agreements entered into after the Restatement Effective Date that (i) are not more onerous on the Borrower than the agreement set forth on Schedule 5.11 (as in effect on the Restatement Effective Date) and (ii) do not have terms, provisions, covenants, obligations, indemnification provisions or remedies that are more adverse to, or more burdensome on, the Borrower than those contained in the agreement set forth on Schedule 5.11 (as in effect on the Restatement Effective Date); provided, that in no event shall any Loan Party or Subsidiary thereof (other than the Borrower) (i) have any duties or obligations under any tax sharing, tax indemnification or other similar agreement or (ii) provide any Guarantee or other credit support of any kind with respect to any such agreement.
7.15.    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    The Borrower or the REIT fails to perform or observe any term, covenant or agreement contained in any of Section 2.03(b)(v), 6.01, 6.02, 6.03, 6.05, 6.07, 6.11, 6.15 or Article VII, or any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement; or
(c)    Other Defaults. Any Loan Party fails to perform or observe (i) the covenant set forth in Section 6.12, and such failure continues for ten (10) Business Days or (ii) any other covenant or agreement (not specified in Section 8.01(a), (b) or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) any Recourse Indebtedness (other than Indebtedness hereunder ) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (y) any Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $50,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or cash collateral in respect thereof to be demanded; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Significant Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary thereof to the Pension Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) an ERISA Event occurs with respect to a Multiemployer Plan which has resulted or could reasonably be expected to result in an annual liability of any Loan Party or any Subsidiary thereof to the Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount or which, in the context of such continuing annual liability, otherwise has, or could reasonably be expect to result in, a Material Adverse Effect; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    REIT Status. The REIT shall, for any reason, fail to maintain its status as a Real Estate Investment Trust, after taking into account any cure provisions set forth in the Code that are complied with by the REIT.
8.02.    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.18 and 2.19, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of any amounts remaining unpaid in respect of the Obligations (other than Obligations First, Second, Third, or Fourth above);
Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.18; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01.    Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 9.06(a) and (b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the REIT or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default, except for any default relating to the payment of principal of or interest on any Loan, unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(e)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which successor agent shall be subject to the written consent of the Borrower unless an Event of Default has occurred and is continuing (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no such successor shall have been so appointed by the Required Lenders (and approved by the Borrower, if applicable) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the written consent of the Borrower unless an Event of Default have occurred and is continuing (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), appoint a successor. If no such successor shall have been so appointed by the Required Lenders (and approved by the Borrower, if applicable) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Sing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related

Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither any Arranger nor the Syndication Agent or any Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10.    Guaranty Matters. Each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor that is a Subsidiary of the Borrower from its obligations under the Guaranty Agreement if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) such Person becomes an Excluded Subsidiary as a result of a transaction permitted hereunder and in accordance with the terms hereof or (ii) such release is in connection with a Permitted Subsidiary Guarantor Release being consummated in accordance with Section 10.20.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor that is a Subsidiary of the REIT from its obligations under the Guaranty Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor that is a Subsidiary of the REIT from its obligations under the Guaranty Agreement in accordance with the terms of the Loan Documents and this Section 9.10.
ARTICLE X
MISCELLANEOUS
10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, to the extent such amendment or waiver (i) changes the definition of “Required Revolving Lenders”, “Required Term Lenders” or “Appropriate Lenders,” each Lender under the applicable Facility, (ii) waives any obligation of the Borrower to pay interest on the Revolving Credit Loans at the Default Rate or Letter of Credit Fees at the Default Rate, the Required Revolving Lenders or (iii) waives any obligation of the Borrower to pay interest on the Term Loans at the Default Rate, the Required Term Lenders ) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01, without the written consent of each Lender;
(b)    waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders (it being understood and agreed that a waiver or an amendment to a covenant, default or any other provision of this Agreement or any other Loan Document (other than Section 4.02) shall not constitute a waiver of any condition set forth in Section 4.02)
(c)    extend (except as provided in Section 2.14 or Section 2.15) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; provided that, for the avoidance of doubt, the waiver of any Default or any condition set forth in Section 4.02 shall not be deemed to be an extension or increase of the Commitment of any Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of (i) the Required Revolving Lenders shall be necessary to amend the definition of “Default Rate” as it relates solely to Letter of Credit Fees and/or the Revolving Credit Loans, (ii) the Required Term Lenders shall be necessary to amend the definition of “Default Rate” as it relates solely to the Term Loans and (iii) the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in the first paragraph of this Section 10.01), without the written consent of each Lender;
(g)    (i) change any of the terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender directly and adversely affected thereby, (ii) change (A) any provision of Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby or (B) the order of application of any reduction in Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or Section 2.06(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (1) if such Facility is the Term Facility, each Term Lender and (2) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender, provided, that in each case under clauses (g)(i) and (g)(ii) such terms and provisions may be amended with the consent of the Required Lenders on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis;
(h)    release (i) the Borrower or (ii) Guarantors collectively constituting all or substantially all of the value of the Guaranty Agreement from its or their obligations under this Agreement or any other Loan Document, without the written consent of each Lender, except as expressly provided in the Loan Documents; or

(i)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender and (ii) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
10.02.    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or by electronic mail (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the REIT, the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, MLPFS and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and MLPFS), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, that, the fees and expenses of counsel of the Administrative Agent and MLPFS payable under this clause (i) shall be limited to one primary counsel, one specialty counsel in each specialty, one local counsel in each local jurisdiction, and one or more conflicts counsels if one or more conflicts of interest arise, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that (x) the fees and expenses of counsel of the Lenders payable under this clause (iii) shall be limited to one primary counsel, one specialty counsel in each specialty, one local counsel in each local jurisdiction, and one or more conflicts counsels if one or more conflicts of interest arise and (y) the fees and expenses of counsel of the Administrative Agent payable under this clause (iii) shall be limited to one primary counsel, one specialty counsel in each specialty, one local counsel in each local jurisdiction, and one or more conflicts counsels if one or more conflicts of interest arise.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one primary counsel, one specialty counsel in each specialty, one local counsel in each local jurisdiction and one or more conflicts counsels if one or more conflicts of interest arise), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the REIT, the Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to the REIT, the Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the REIT or any other Loan Party or any of the REIT’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes (including, without limitation, Taxes covered by Section 3.01) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 10.04(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlling person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this sentence pertains to a controlled Affiliate or controlling person involved in the performance of the Indemnitee’s obligations under the Facilities.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender, any Arranger or any Related Party of any of the foregoing (and without limiting the obligation of the Borrower to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender, such Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or any Arranger in connection with such capacity; provided further that only the Revolving Lenders shall be obligated to indemnify the L/C Issuer and Swing Line Lender hereunder. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the REIT, the Borrower nor any Subsidiary thereof shall assert, and the REIT and the Borrower each hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of

Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation or removal of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the REIT nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall (A) not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of the L/C Issuer shall be required for any assignment in respect of the Revolving Credit Facility; and
(D)    the consent of the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower, the REIT or any of the Borrower’s or the REIT’s respective Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the

Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and, notwithstanding anything to the contrary contained in Section 2.11, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or Section 2.17 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from the REIT or any Subsidiary relating to the REIT or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the REIT or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the REIT or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13.    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (which assignee(s) may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.
10.14.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF).
(b)    SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND THE REIT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER

PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR THE REIT OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE BORROWER AND THE REIT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
10.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the REIT acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, the REIT and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the REIT has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the REIT is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the REIT or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, nor any Lender have any obligation to the Borrower, the REIT or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the REIT and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender have any obligation to disclose any of such interests to the Borrower, the REIT or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the REIT hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17.    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.18.    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19.    Release of Liens. On the Restatement Effective Date, the parties hereto hereby agree that (i) the Pledge Agreement (as defined in the Original Credit Agreement), and all Liens and security interests granted to the Administrative Agent by the Loan Parties under the Pledge Agreement, shall automatically be, and hereby are, terminated, (ii) Borrower is hereby authorized to file all UCC termination statements terminating the UCC financing statements previously filed by the Administrative Agent in connection with the Pledge Agreement and (iii) the Administrative Agent hereby agrees to (at the Borrower’s expense) execute and deliver any documents and instruments, and take any and all other actions, reasonably requested by the Borrower from time to time to terminate and release the Liens granted under the Pledge Agreement.
10.20.    Releases of Subsidiaries that are Guarantors. If at any time (a) the Borrower has obtained at least two of any of the following three Debt Ratings:(x) BBB- or higher from S&P, (y) BBB- or higher from Fitch and (z) Baa3 or higher from Moody’s and (b) the Borrower issues (or modifies) any senior unsecured Indebtedness that is pari passu with the Obligations (such issuance or modification being referred to herein as a “Pari Passu Debt Incurrence”), the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) release all of the Subsidiaries of the Borrower that are Guarantors from their obligations under the Guaranty Agreement simultaneously or substantially simultaneously with such Pari Passu Debt Incurrence (such release being referred to herein as a “Permitted Subsidiary Guarantor Release”), provided that each of the following conditions precedent have been satisfied:
(i)    The REIT shall have delivered to the Administrative Agent, on or prior to the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) before the date on which such Permitted Subsidiary Guarantor Release is to be effected, a certificate executed by a Responsible Officer of the REIT (x) certifying that the Borrower has obtained the Debt Ratings required under clause (a) above (or will have such Debt Ratings upon the occurrence of the Permitted Subsidiary Guarantor Release) and (y) notifying the Administrative Agent and the Lenders that (A) the Borrower will be consummating a Pari Passu Debt Incurrence (and the anticipated date of the consummation thereof) and (B) a Permitted Subsidiary Guarantor Release is being requested; and
(ii)    The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Date prior to the date on which such Permitted Subsidiary Guarantor Release is to be effected, a certificate executed by a Responsible Officer of the REIT certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to such Permitted Subsidiary Guarantor Release, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (C) for purposes of this Section 10.20, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
provided, that notwithstanding the foregoing, if at any time following a Permitted Subsidiary Guarantor Release, any Subsidiary of the Borrower provides a Guarantee of, or otherwise becomes an obligor in respect of, any Indebtedness of the Borrower (other than the Obligations), then (1) the REIT shall immediately notify the Administrative Agent thereof, (2) any Guarantee of the Obligations previously provided by such Subsidiary shall be reinstated automatically and (3) the REIT shall cause such Subsidiary to execute and deliver such reaffirmations of its obligations under the Guaranty Agreement or a joinder to the Guaranty Agreement as reasonably requested by the Administrative Agent, and cause all requirements of Section 6.12 to be satisfied with respect to such Subsidiary. For the avoidance of doubt, following a Permitted Subsidiary Guarantor Release, any Unencumbered Real Property owned or ground leased by a Subsidiary of the Borrower that has been released from its Guarantee obligations under this Section 10.20 shall not be deemed an Unencumbered Eligible Property if such Subsidiary is obligated in respect of any outstanding Indebtedness for borrowed money that constitutes Recourse Indebtedness.
10.21.    Amendment and Restatement; Continuing Obligations. On the Restatement Effective Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations of the REIT and the Borrower under the Original Credit Agreement as in effect prior to the Restatement Effective Date and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Without limiting the generality of the foregoing, (i) all “Revolving Credit Loans” outstanding under (and as defined in) the Original Credit Agreement shall on the Restatement Effective Date become Revolving Credit Loans hereunder, (ii) all other obligations outstanding under the Original Credit Agreement shall on the Restatement Effective Date be obligations under this Agreement and (iii) all references to the “Credit Agreement” contained in any Loan Document shall be deemed to refer to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN ASSETS TRUST, L.P.

By:	AMERICAN ASSETS TRUST, INC., its General Partner

By:	/s/ JOHN W. CHAMBERLAIN
Name:	John W. Chamberlain
Title:	Chief Executive Officer & President

By:	/s/ ROBERT F. BARTON
Name:	Robert F. Barton
Title:	Chief Financial Officer and Executive Vice President

AMERICAN ASSETS TRUST, INC.

By:	/s/ JOHN W. CHAMBERLAIN
Name:	John W. Chamberlain
Title:	Chief Executive Officer & President

By:	/s/ ROBERT F. BARTON
Name:	Robert F. Barton
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ BANK OF AMERICA, N.A.

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ BANK OF AMERICA, N.A.

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ WELLS FARGO BANK, N.A.

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender

By:	/s/ KEYBANK NATIONAL ASSOCIATION

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ ROYAL BANK OF CANADA

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ U.S. BANK NATIONAL ASSOCIATION

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ MORGAN STANLEY BANK, N.A.

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ PNC BANK, NATIONAL ASSOCIATION

[Signature Page to Credit Agreement]

SCHEDULE I
GUARANTORS

LEGAL NAME	TYPE OF ENTITY	JURISDICTION OF FORMATION
American Assets Trust, Inc.	Corporation	Maryland
American Assets Trust Management, LLC	Limited Liability Company	Delaware
Pacific Del Mar Assets LLC	Limited Liability Company	Delaware
Carmel Country Plaza, L.P.	Limited Partnership	California
Pacific Carmel Mountain Assets LLC	Limited Liability Company	Delaware
Pacific Carmel Mountain Holdings, L.P.	Limited Partnership	California
Pacific Solana Beach Assets LLC	Limited Liability Company	Delaware
Pacific Solana Beach Holdings, L.P.	Limited Partnership	California
Rancho Carmel Plaza LLC	Limited Liability Company	Delaware
Rancho Carmel Holdings, LLC	Limited Liability Company	Delaware
Pacific Oceanside Holdings LLC	Limited Liability Company	Delaware
Del Monte San Jose Holdings LLC	Limited Liability Company	California
Kearny Mesa Business Center LLC	Limited Liability Company	Delaware
Del Monte Center Holdings LLC	Limited Liability Company	Delaware
SB Towne Centre LLC	Limited Liability Company	California
Beach Walk Holdings LLC	Limited Liability Company	Delaware
ABW Lewers LLC	Limited Liability Company	Hawaii
ICW Plaza Merger Sub LLC	Limited Liability Company	Delaware
ICW Plaza Holdings, LLC	Limited Liability Company	Delaware
Pacific South Court Assets LLC	Limited Liability Company	Delaware
Pacific South Court Holdings, L.P.	Limited Partnership	California
Pacific Torrey Daycare Assets LLC	Limited Liability Company	Delaware
Pacific Torrey Daycare Holdings, L.P.	Limited Liability Company	California
SB Corporate Centre, LLC	Limited Liability Company	California
Landmark Venture JV, LLC	Limited Liability Company	Delaware
Pacific Firecreek Holdings, LLC	Limited Liability Company	Delaware
Imperial Strand LLC	Limited Liability Company	Delaware
Mariner’s Point, LLC	Limited Liability Company	California
Broadway 225 Sorrento Holdings, LLC	Limited Liability Company	Delaware
Pacific Torrey Reserve West Assets LLC	Limited Liability Company	Delaware
Pacific Torrey Reserve West Holdings, L.P.	Limited Partnership	California
Broadway 101 Sorrento Holdings, LLC	Limited Liability Company	Delaware
Broadway 101 Stonecrest Holdings, LLC	Limited Liability Company	Delaware
Broadway 225 Stonecrest Holdings, LLC	Limited Liability Company	Delaware
EBW Hotel LLC	Limited Liability Company	Hawaii
Waikele Venture Holdings, LLC	Limited Liability Company	Delaware
Alamo Stonecrest Holdings, LLC	Limited Liability Company	Delaware
Vista Hacienda LLC	Limited Liability Company	Delaware
Alamo Vista Holdings, LLC	Limited Liability Company	Delaware
Pacific Santa Fe Assets LLC	Limited Liability Company	Delaware
Pacific Santa Fe Holdings, L.P.	Limited Partnership	California
ABW 2181 Holdings LLC	Limited Liability Company	Hawaii
AAT Solana 101, LLC	Limited Liability Company	Delaware

AAT Geary Marketplace, LLC	Limited Liability Company	Delaware
AAT Torrey Reserve 6, LLC	Limited Liability Company	Delaware
AAT Lloyd District, LLC	Limited Liability Company	Delaware
AAT Sorrento Pointe LLC	Limited Liability Company	Delaware

SCHEDULE II

EXCEPTIONS TO RECOURSE LIABILITY
1. The Indemnity Agreement, dated as of February 15, 2007, by ABW Holdings LLC, a Delaware limited liability company, American Assets, Inc. a California corporation, and Outrigger Enterprises, Inc., a Hawaii corporation in favor of Column Financial, a Delaware corporation, AS AMENDED by that certain Consent and Modification Agreement, dated as of December 30, 2010, by and among ABW Holdings LLC, a Delaware limited liability company, American Assets, Inc. a California corporation, Outrigger Enterprises, Inc., a Hawaii corporation, American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership, and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2008-C1.

2. The Indemnity Agreement, dated as of April 5, 2005, by Pacific Waikiki Holdings, L.P., a California limited partnership, and American Assets, Inc. a California corporation, in favor of Bear Stearns Commercial Mortgage, Inc., a New York corporation, AS MODIFIED by that certain Consent and Acknowledgment Agreement, dated as of December 30, 2010, by and among Pacific Waikiki Holdings, L.P., a California limited partnership, Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-TOP19, American Assets, Inc. a California corporation, American Assets Trust, L.P., a Maryland limited partnership, and American Assets Trust, Inc., a Maryland corporation

3. The Indemnity Agreement, dated as of February 9, 2007, by Southbay Marketplace Holdings, LLC, a Delaware limited liability company, and Earnest Rady Trust, UDT dated March 10, 1983, as amended, in favor of UBS Real Estate Securities Inc., a Delaware corporation, AS MODIFIED by that certain Consent and Acknowledgment Agreement, dated as of December 30, 2010, by and among Southbay Marketplace Holdings, LLC, a Delaware limited liability company, U.S. Bank National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10, the Rady Trust, American Assets Trust, L.P., a Maryland limited partnership, American Assets Trust, Inc., a Maryland corporation, American Assets, Inc. a California corporation and Wells Fargo Bank, National Association.

4. The Indemnity Agreement, dated as of June 13, 2005, by Landmark Firehill Holdings, LLC and Landmark Venture Holdings, LLC, each a Delaware limited liability company, and American Assets, Inc. a California corporation, in favor of Morgan Stanley Mortgage Capital Inc., a New York corporation, AS AMENDED by that certain Consent and Acknowledgment Agreement, dated as of December 30, 2010, by and among Landmark Firehill Holdings, LLC and Landmark Venture Holdings, LLC, each a Delaware limited liability company, Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-HQ6, American Assets, Inc. a California corporation, American Assets Trust, L.P., a Maryland limited partnership and American Assets Trust, Inc., a Maryland corporation.

5. The Indemnity Agreement, dated as of October 28, 2004, as amended January 5, 2005, as further amended December 29, 2005 by Waikele Reserve West Holdings, LLC, Waikele Venture Holdings, LLC, and American Assets, Inc., a California Corporation, in favor of Bear Stearns Commercial Mortgage, Inc., a New York corporation, AS AMENDED by that certain Consent and Acknowledgment Agreement, dated as of December 30, 2010, by and among Waikele Reserve West Holdings, LLC, Waikele 101 Sorrento, LLC, Waikele 225 Sorrento, LLC and Waikele 225 Stonecrest, LLC, each a Delaware limited liability company, Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-TOP17, Bank of America, National Association, as successor by merger to LaSalle Bank, National Association, as Trustee for Bear Stearns Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series, 2005-TOP18, American Assets, Inc. a California corporation, American Assets Trust, L.P., a Maryland limited partnership and American Assets Trust, Inc., a Maryland corporation.

6. The Indemnity Agreement, dated as of January 18, 2011, but effective as of January 19, by American Assets Trust, Inc., a Maryland corporation, and American Assets Trust, L.P., a Maryland limited partnership in favor of the U.S. Bank National Association, as Trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5.

7. The Indemnity Agreement, dated as of January 18, 2011, but effective as of January 19, 2011, by American Assets Trust, Inc., a Maryland corporation, and American Assets Trust, L.P., a Maryland limited partnership in favor of the U.S. Bank National Association, as Trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-5.

8. The Indemnity Agreement, dated as of January 19, 2011 by Del Monte – POH, LLC, a Delaware limited liability company, Del Monte – DMSJH, LLC, a Delaware limited liability company, Del Monte – KMBC, LLC, a Delaware limited liability company, and Del Monte – DMCH, LLC, a Delaware limited liability company, American Assets Trust, L.P., a Maryland limited partnership and American Assets Trust, Inc., a Maryland corporation, for the benefit of Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C5.

9. The Indemnity Agreement, dated as of January 19, 2011, by SB Corporate Centre III-IV, LLC, a Delaware limited liability company, American Assets Trust, Inc., a Maryland corporation, and American Assets Trust, L.P., a Maryland limited partnership, in favor of Bank of America, National Association, successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007- IQ16.

10. The Indemnification Agreement, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, to and for the benefit of John Hancock Life Insurance Company (U.S.A.), a Michigan corporation and the successor by merger to John Hancock Life Insurance Company, a Massachusetts corporation.

11. The Indemnity Agreement, dated as of June 1, 2011 by AAT Oregon Office I, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association c/o Midland Loan Services, Inc., Reference Loan Number 940960046.

12. The Indemnity Agreement, dated as of March 29, 2012 by AAT One Beach, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking c/o Midland Loan Services, Inc., Reference Loan Number 940960219.

13. The Indemnity Agreement, dated as of October 10, 2012 by AAT CC Bellevue, LLC, a Delaware limited liability company , and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association c/o Midland Loan Services, Inc., Reference Loan Number 940960335.

14. The Guaranty Agreement, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, in favor of the Partnership and John Hancock Life Insurance Company (U.S.A.), a Michigan corporation and the successor by merger to John Hancock Life Insurance Company, a Massachusetts corporation.

15. The Guaranty of Recourse Obligations, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, for the benefit of U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates.

16. The Environmental Indemnity Agreement, dated as of January 19, 2011, by SBCC Holdings, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership in favor of the U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates and the other indemnified parties named therein.

17. The Guaranty of Recourse Obligations, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, for the benefit of U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates.

18. The Environmental Indemnity Agreement, dated as of January 19, 2011, by SBTC Holdings, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of the U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates and the other indemnified parties named therein.

19. The Guaranty of Recourse Obligations, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, for the benefit of U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates.

20. The Environmental Indemnity Agreement, dated as of January 19, 2011, by Pacific VC Holdings, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of the U.S. Bank National Association, as Trustee for the registered holders of COMM 2010-C1 Mortgage Trust, COMM 2010-C1 Commercial Mortgage Pass-Through Certificates and the other indemnified parties named therein.

21. The Environmental Indemnity Agreement, dated as of June 1, 2011 by AAT Oregon Office I, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association c/o Midland Loan Services, Inc., Reference Loan Number 940960046.

22. The Environmental Indemnity Agreement, dated as of March 29, 2012 by AAT One Beach, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, , in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association c/o Midland Loan Services, Inc., Reference Loan Number 940960219.
23. The Environmental Indemnity Agreement, dated as of October 10, 2012 by AAT CC Bellevue, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association c/o Midland Loan Services, Inc., Reference Loan Number 940960335.
24. The Guaranty, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, for the benefit of the Federal Home Loan Mortgage Corporation.

25. The Guaranty, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, in favor of the Variable Annuity Life Insurance Company, a Texas corporation.

26. The Environmental Indemnity Agreement, dated as of January 19, 2011, among American Assets Trust, L.P., a Maryland limited partnership, in favor of the Variable Annuity Life Insurance Company, a Texas corporation.

27. The Undertaking and Indemnification Agreement, dated as of January 19, 2011, by American Assets Trust, L.P., a Maryland limited partnership, for the benefit of American Assets, Inc., a California corporation, with respect to any obligations that American Assets, Inc., a California corporation, may have under that certain Guaranty by American Assets, Inc., a California corporation, jointly and severally, for the benefit of Wells Fargo Bank, National Association, a national banking association.

SCHEDULE III
INITIAL UNENCUMBERED ELIGIBLE PROPERTIES

Retail:
1.	Carmel Country Plaza
2.	Carmel Mountain Plaza
3.	Lomas Santa Fe Plaza
4.	Rancho Carmel Plaza
5.	Alamo Quarry Market
6.	Geary Marketplace

Office:
1.	Torrey Reserve - ICW Plaza
2.	Torrey Reserve - South Court
3.	Torrey Reserve - Daycare
4.	Lloyd District Portfolio

Multifamily:
1.	Santa Fe RV Park

Mixed Use:
1.	Waikiki Beach Walk - Embassy Suites

Schedule 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage	Term Commitment	Applicable Term Percentage	Total Commitments	Applicable Percentage of all Facilities
Bank of America, N.A.	$39,285,714	15.714285600%	$15,714,286	15.714286000%	$55,000,000	15.714285710%
Wells Fargo Bank, N.A.	$39,285,714	15.714285600%	$15,714,286	15.714286000%	$55,000,000	15.714285710%
KeyBank National Association	$35,714,286	14.285714400%	$14,285,714	14.285714000%	$50,000,000	14.285714290%
Royal Bank of Canada	$35,714,286	14.285714400%	$14,285,714	14.285714000%	$50,000,000	14.285714290%
U.S. Bank National Association	$35,714,286	14.285714400%	$14,285,714	14.285714000%	$50,000,000	14.285714290%
PNC Bank, National Association	$32,142,857	12.857142800%	$12,857,143	12.857143000%	$45,000,000	12.857142860%
Morgan Stanley Bank, N.A.	$32,142,857	12.857142800%	$12,857,143	12.857143000%	$45,000,000	12.857142860%
Total	$250,000,000	100.000000000%	$100,000,000.00	100.000000000%	$350,000,000.00	100.000000000%

SCHEDULE 5.09(c)
RELEASES OF HAZARDOUS MATERIAL

None

SCHEDULE 5.09(d)
ENVIRONMENTAL COMPLIANCE

None

SCHEDULE 5.11
TAX SHARING AGREEMENTS

Tax Protection Agreement, entered into as of January 19, 2011, by and among American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and each limited partner of the Operating Partnership identified as a signatory thereto.

SCHEDULE 5.12(d)
PENSION PLANS
None

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS; LOAN PARTIES

(a)	List all Subsidiaries of each Loan Party

Loan Party	Subsidiary Name	Share/ Percentage Ownership
American Assets Trust, Inc.	American Assets Trust, L.P.	Approx. 68.6%
American Assets Trust, L.P.	Pacific Del Mar Assets LLC	100%
Pacific Del Mar Assets LLC	Carmel Country Plaza, L.P.	1%
American Assets Trust, L.P.	Carmel Country Plaza, L.P.	99%
American Assets Trust, L.P.	Pacific Carmel Mountain Assets LLC	100%
Pacific Carmel Mountain Assets LLC	Pacific Carmel Mountain Holdings, L.P.	1%
American Assets Trust, L.P.	Pacific Carmel Mountain Holdings, L.P.	99%
American Assets Trust, L.P.	Carmel Mountain Pad, LLC	100%
American Assets Trust, L.P.	Pacific Solana Beach Assets LLC	100%
Pacific Solana Beach Assets LLC	Pacific Solana Beach Holdings, L.P.	20%
American Assets Trust, L.P.	Pacific Solana Beach Holdings, L.P.	80%
American Assets Trust, L.P.	Rancho Carmel Plaza LLC	100%
Rancho Carmel Plaza LLC	Rancho Carmel Holdings, LLC	100%
American Assets Trust, L.P.	Pacific Oceanside Holdings LLC	100%
Pacific Oceanside Holdings LLC	Del Monte – POH, LLC	100%
American Assets Trust, L.P.	Del Monte San Jose Holdings LLC	100%
Del Monte San Jose Holdings LLC	Del Monte – DMSJH, LLC	100%
American Assets Trust, L.P.	Kearny Mesa Business Center LLC	100%
Kearny Mesa Business Center LLC	Del Monte – KMBC, LLC	100%
American Assets Trust, L.P.	Del Monte Center Holdings LLC	100%
Del Monte Center Holdings LLC	Del Monte – DMCH, LLC	100%
American Assets Trust, L.P.	Beach Walk Holdings LLC	100%
Beach Walk Holdings LLC	ABW Lewers LLC	80%
American Assets Trust, L.P.	ABW Lewers LLC	20%
ABW Lewers LLC	ABW 2181 Holdings LLC	100%
ABW Lewers LLC	ABW Holdings LLC	100%
American Assets Trust, L.P.	ICW Plaza Merger Sub LLC	100%
ICW Plaza Merger Sub LLC	ICW Plaza Holdings, LLC	100%
American Assets Trust, L.P.	Pacific North Court GP LLC	100%
American Assets Trust, L.P.	Pacific North Court Holdings, L.P.	99%
American Assets Trust, L.P.	Pacific South Court Assets LLC	100%
Pacific South Court Assets LLC	Pacific South Court Holdings, L.P.	1%
American Assets Trust, L.P.	Pacific South Court Holdings, L.P.	99%

American Assets Trust, L.P.	Pacific Torrey Daycare Assets LLC	100%
Pacific Torrey Daycare Assets LLC	Pacific Torrey Daycare Holdings, L.P.	1%
American Assets Trust, L.P.	Pacific Torrey Daycare Holdings, L.P.	99%
American Assets Trust, L.P.	Landmark Venture JV, LLC	100%
Landmark Venture JV, LLC	Landmark Venture Holdings, LLC	100%
American Assets Trust, L.P.	Pacific Firecreek Holdings, LLC	100%
Pacific Firecreek Holdings, LLC	Landmark FireHill Holdings, LLC	100%
American Assets Trust, L.P.	AAT Oregon Office I, LLC	100%
American Assets Trust, L.P.	AAT Lloyd District, LLC	100%
American Assets Trust, L.P.	AAT One Beach, LLC	100%
American Assets Trust, L.P.	AAT CC Bellevue, LLC	100%
American Assets Trust, L.P.	Imperial Strand LLC	100%
Imperial Strand LLC	Imperial Strand Holdings, LLC	100%
American Assets Trust, L.P.	Mariner’s Point, LLC	100%
Mariner’s Point, LLC	Mariner’s Point Holdings, LLC	100%
American Assets Trust, L.P.	Broadway 101 Stonecrest Holdings, LLC	100%
Broadway 101 Stonecrest Holdings, LLC	Waikele 101 Stonecrest, LLC	100%
American Assets Trust, L.P.	Broadway 225 Stonecrest Holdings, LLC	100%
Broadway 225 Stonecrest Holdings, LLC	Waikele 225 Stonecrest, LLC	100%
American Assets Trust, L.P.	Broadway 225 Sorrento Holdings, LLC	100%
Broadway 225 Sorrento Holdings, LLC	Waikele 225 Sorrento, LLC	100%
American Assets Trust, L.P.	Pacific Torrey Reserve West Assets LLC	100%
Pacific Torrey Reserve West Assets LLC	Pacific Torrey Reserve West Holdings, L.P.	1%
American Assets Trust, L.P.	Pacific Torrey Reserve West Holdings, L.P.	99%
Pacific Torrey Reserve West Holdings, L.P.	Waikele Reserve West Holdings, LLC	100%
American Assets Trust, L.P.	Broadway 101 Sorrento Holdings, LLC	100%
Broadway 101 Sorrento Holdings, LLC	Waikele 101 Sorrento, LLC	100%
American Assets Trust, L.P.	EBW Hotel LLC	100%
American Assets Trust, L.P.	Waikele Venture Holdings, LLC	100%
American Assets Trust, L.P.	Vista Hacienda LLC	100%
American Assets Trust, L.P.	Alamo Stonecrest Holdings, LLC	100%
Vista Hacienda LLC	Alamo Vista Holdings, LLC	100%
American Assets Trust, L.P.	AAT Solana 101, LLC	100%
American Assets Trust, L.P.	AAT Geary Marketplace, LLC	100%
American Assets Trust, L.P.	Pacific Santa Fe Assets LLC	100%
Pacific Santa Fe Assets LLC	Pacific Santa Fe Holdings, L.P.	1%
American Assets Trust, L.P.	Pacific Santa Fe Holdings, L.P.	99%
American Assets Trust, L.P.	American Assets Services, Inc.	100%

American Assets Trust, L.P.	American Assets Trust Management, LLC	100%
American Assets Trust, L.P.	Southbay Marketplace Holdings, LLC	100%
American Assets Trust, L.P.	SB Towne Centre LLC	100%
SB Towne Centre LLC	SBTC Holdings LLC	100%
American Assets Trust, L.P.	Pacific Waikiki Assets, LLC	100%
American Assets Trust, L.P.	Pacific Waikiki Holdings, L.P.	75%
American Assets Trust, L.P.	Pacific VC Holdings, LLC	100%
American Assets Trust, L.P.	AAT Torrey Reserve 6, LLC	100%
American Assets Trust, L.P.	AAT Sorrento Pointe, LLC	100%
American Assets Trust, L.P.	SB Corporate Centre, LLC	100%
SB Corporate Centre, LLC	SBCC Holdings, LLC	100%
American Assets Trust, L.P.	Loma Palisades GP LLC	100%
American Assets Trust, L.P.	Loma Palisades, a California general partnership	75%
American Assets Trust, L.P.	SB Corporate Centre III-IV LLC	100%

(b)
List a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization

Loan Party	Jurisdiction of Incorporation	Address of Principal Place of Business	U.S Taxpayer ID Number or non-U.S. Unique ID Number
American Assets Trust, Inc.	Maryland	11455 El Camino Real, Ste. 200, San Diego, CA	—
American Assets Trust, L.P.	Maryland	11455 El Camino Real, Ste. 200, San Diego, CA	—
American Assets Trust Management, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Del Mar Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Carmel Country Plaza, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Carmel Mountain Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Carmel Mountain Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Solana Beach Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Solana Beach Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Rancho Carmel Plaza LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—

Rancho Carmel Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Oceanside Holdings LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Del Monte San Jose Holdings LLC	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Kearny Mesa Business Center LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Del Monte Center Holdings LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
SB Towne Centre LLC	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Beach Walk Holdings LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
ABW Lewers LLC	Hawaii	11455 El Camino Real, Ste. 200, San Diego, CA	—
ICW Plaza Merger Sub LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
ICW Plaza Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Broadway 225 Sorrento Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Torrey Reserve West Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Torrey Reserve West Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Broadway 101 Sorrento Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Broadway 101 Stonecrest Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Broadway 225 Stonecrest Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
EBW Hotel LLC	Hawaii	11455 El Camino Real, Ste. 200, San Diego, CA	—
Waikele Venture Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Alamo Stonecrest Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Vista Hacienda LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Alamo Vista Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Santa Fe Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Santa Fe Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—

ABW 2181 Holdings LLC	Hawaii	11455 El Camino Real, Ste. 200, San Diego, CA	—
AAT Solana 101, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
AAT Geary Marketplace, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
AAT Torrey Reserve 6, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
AAT Lloyd District, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
AAT Sorrento Pointe, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific South Court Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific South Court Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Torrey Daycare Assets LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Torrey Daycare Holdings, L.P.	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
SB Corporate Centre, LLC	California	11455 El Camino Real, Ste. 200, San Diego, CA	—
Landmark Venture JV, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Pacific Firecreek Holdings, LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Imperial Strand LLC	Delaware	11455 El Camino Real, Ste. 200, San Diego, CA	—
Mariner’s Point, LLC	California	11455 El Camino Real, Ste. 200, San Diego, CA	—

SCHEDULE 7.01(m)
EXISTING LIENS

Entity Name	UCC Number	Location	Collateral
ABW Lewers LLC	2006-227575	Hawaii Bureau of Conveyances	Equipment Lease Filing
Del Monte Centre Holdings LLC	08-7176897215	California Secretary of State	Equipment Lease Filing
EBW Hotel LLC	2007-045320	Hawaii Bureau of Conveyances	Equipment Lease Filing
Pacific Oceanside Holdings LLC	09-720959113	California Secretary of State	Equipment Lease Filing

SCHEDULE 7.03
EXISTING INVESTMENTS
None

SCHEDULE 7.09
BURDENSOME AGREEMENTS
None

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

BORROWER:
Robert F. Barton
Chief Financial Officer
11455 El Camino Real, Suite 200
San Diego, CA 92130
rbarton@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620

cc:
Adam Wyll
SVP, General Counsel
11455 El Camino Real, Suite 200
San Diego, CA 92130
awyll@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620

REIT:

Website: www.americanassetstrust.com

Robert F. Barton
Chief Financial Officer
11455 El Camino Real, Suite 200
San Diego, CA 92130
rbarton@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620

cc:
Adam Wyll
SVP, General Counsel
11455 El Camino Real, Suite 200
San Diego, CA 92130
awyll@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Large Corporate Loan Services
901 Main Street
Mail Code: TX1-492-14-12
Dallas, TX 75202-3714
Attention:  Nita Hickson
Telephone: 972-338-3804
Telecopier: 214-209-9478
Electronic Mail: nita.hickson@baml.com

Payment Instructions:
Bank of America, NA
New York, NY
ABA#   026009593
Account #    1292000883
REF: American Assets Trust, LP

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
222 Broadway
Mail Code: NY3-222-14-03
New York, NY  10038
Attention:  Steven Gazzillo
Telephone:  646-556-0328
Telecopier:  212-901-7842
Electronic Mail: steven.gazzilo@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests (select one):

☐	Borrowing of Revolving Credit Loans
☐	A Borrowing of Term Loans
☐	A conversion or continuation of Revolving Credit Loans
☐	A conversion or continuation of Term Loans

1.	On ______________________ ( a Business Day).
2.	In the amount of $ __________________________.
3.	Comprised of _________________________.
[Type of Loan requested]
4.	For Eurodollar Rate Loans: with an Interest Period of _________months.
5.	The Loans, if any, borrowed hereunder shall be disbursed to the following deposit account:

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.]1

______________________________________________
1 Only applicable to a Revolving Credit Borrowing.

A-1
Form of Loan Notice

[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the proposed Credit Extension.]2

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:

______________________________________________
2 Only applicable to a Revolving Credit Borrowing.

A-2
Form of Loan Notice

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:

1.	On ______________________ ( a Business Day).
2.	In the amount of $ __________________________.
The Swing Line Borrowing requested herein complies with the requirements of clauses (x) and (y) of the proviso to the first sentence of Section 2.04(a) of the Agreement.
The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the proposed Credit Extension.

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:

B-1
Form of Swing Line Loan Notice

$	EXHIBIT C-1
New York, New York

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of [__] Dollars ($[__.__]), or such lesser amount as shall equal the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of January 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Lender to the Borrower from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

C-1-1
Form of Revolving Credit Note

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF).

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:

C-1-2
Form of Revolving Credit Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3
Form of Revolving Credit Note

$	EXHIBIT C-2
New York, New York

FORM OF TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of [__] Dollars ($[__.__]), or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of January 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender to the Borrower from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

C-2-1
Form of Term Note

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF).

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:

C-2-2
Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3
Form of Term Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _________________.

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 9, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer of the REIT hereby certifies as of the date hereof that he/she is the [CEO/CFO/Treasurer/Controller] of the REIT, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the REIT, in his/her capacity as a Responsible Officer of the REIT (and not in any individual capacity), and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the REIT ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the REIT ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholder’s equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to customary year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

Form of Compliance Certificate

3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and
[select one:]

[during such fiscal period each of the Loan Parties performed and observed in all material respects each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________________, _______.

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Tangible Net Worth
	A.	Consolidated Tangible Net Worth at Statement Date:
		1.	Shareholders’ Equity of the Consolidated Group as of the Statement Date:	$
		2.	Intangible Assets of the Consolidated Group as of the Statement Date:	$
		3.	Accumulated depreciation expense on the assets of the Consolidated Group as of Statement Date in accordance with GAAP:	$
		4.	Consolidated Tangible Net Worth (Line I.A1. – Line I.A.2. + Line I.A.3.):	$
B.
75% of Net Cash Proceeds received by the REIT from issuances and sales of Equity Interests of the REIT occurring after the Restatement Effective Date (other than any such Net Cash Proceeds received in connection with any dividend reinvestment program):
$
	C.	Minimum Required Consolidated Tangible Net Worth ($721,160,000 + Line I.B.):		$
	Excess (Deficiency) for Covenant Compliance (Line I.A.4. – I.C.):			$

II.	Section 7.11(b) – Consolidated Secured Leverage Ratio
	A.	Consolidated Total Secured Indebtedness at Statement Date:
		1.	Aggregate amount of all Secured Indebtedness[1] of the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of the Statement Date:	$
2.
Consolidated Group Pro Rata Share of the aggregate amount of all Secured Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of the Statement Date:
$
		3.	Consolidated Total Secured Indebtedness (Line II.A.1. + Line II.A.2.):	$
	B.	Secured Total Asset Value at Statement Date:
Total Asset Value:
1.
Amount equal to (i) the sum of the Portfolio Property Net Operating Income of each Portfolio Property (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property and each Non-Stabilized Portfolio Property) owned, or ground leased pursuant to an Eligible Ground Lease, by the Consolidated Group for the fiscal quarter ending on above date (“Subject Period”) divided by the Applicable Capitalization Rate for each such Portfolio Property (see Annex I attached hereto for calculation), multiplied by (ii) 4:
$
		2.	Aggregate acquisition cost paid by Consolidated Group for Newly-Acquired Portfolio Properties:	$
		3.	Aggregate book value of all Permitted Investments owned by Consolidated Group at Statement Date:	$
		4.	Aggregate undepreciated book value of all Qualified Development Properties and all Non-Stabilized Portfolio Properties at Statement Date:	$
		5.	Line II.B.1. + Line II.B.2. + Line II.B.3. + Line II.B.4:	$
6.
Consolidated Group Pro Rata Share of items referenced in Lines II.B.1. through II.B.4. (and the components thereof) to the extent relating to Portfolio Properties, Permitted Investments, Qualified Development Properties or Non-Stabilized Portfolio Properties, as applicable, owned by Unconsolidated Affiliates:
$
		7.	Total Asset Value: Line II.B.5. + Line II.B.6.:	$
		8.	Cash and Cash Equivalents owned by the Consolidated Group on the Statement Date:	$
		9.	Consolidated Group Pro Rata Share of cash and Cash Equivalents owned by Unconsolidated Affiliates on the Statement Date:	$
		10.	Secured Total Asset Value: Line II.B.7. + Line II.B.8. + Line II.B.9.:	$
	Consolidated Secured Leverage Ratio (Line II.A.3. as a percentage of Line II.B.10):			%
Maximum Permitted Consolidated Secured Leverage Ratio:
		Prior to December 31, 2015		45%[2]
		On or after December 31, 2015		40%[3]

1	"Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance, security interest or other Lien.
2	Or 50% on any day that occurs prior to December 31, 2015 that is during a Material Acquisition Period
3	Or 45% on any day that occurs on or after December 31, 2015 that is during a Material Acquisition Period.

Form of Compliance Certificate

III.	Section 7.11(c) – Consolidated Total Leverage Ratio
	A.	Consolidated Total Indebtedness at Statement Date:
		1.	Aggregate amount of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of Statement Date:	$
2.
Consolidated Group Pro Rata Share of the aggregate amount of all Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of Statement Date:
$
		3.	Consolidated Total Indebtedness (Line III.A.1. + Line III.A.2.):	$
	B.	Unrestricted Cash Amount at Statement Date:
1
Aggregate amount of cash and Cash Equivalents of the Consolidated Group on Statement Date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained):
$
2.
Amounts included in Line III.B.1. above that are held in the name of, or in the possession or control of a Person (other than any possession or control by such Person arising solely from such Person acting in its capacity as a depository or financial intermediary for, or on behalf of, a member of the Consolidated Group) that is not the REIT, the Borrower or any their respective Subsidiaries as deposits or security for contractual obligations:
$
		3.	Total Revolving Credit Outstandings on Statement Date:	$
		4.	Unrestricted Cash Amount (Greater of (x) Line III.B.1. - (the sum of $15,000,000 + Line III.B.2. + Line III.B.3.) and (y) $0):	$
	C.	Total Asset Value at Statement Date (Line II.B.7.):		$
	D.	Consolidated Total Indebtedness minus Unrestricted Cash Amount (Line III.A.3. – Line III.B.4.):		$
	Consolidated Total Leverage Ratio (Line III.D as a percentage of Line III.C):			%
	Maximum Permitted Consolidated Total Leverage Ratio:			60%[4]
[Pricing Level under the Leveraged-Based Applicable Rate [I][II][III][IV][V]][5]

IV.	Section 7.11(d) – Consolidated Fixed Charge Coverage Ratio
	A.	Consolidated EBITDA for the four consecutive fiscal quarters of the REIT ending on Statement Date (“4 Quarter Subject Period”):
		1.	Consolidated Net Income for 4 Quarter Subject Period:

a. The net income (or loss) of the Consolidated Group (including the Consolidated Group Pro Rata Share of the net income (or loss) of each Unconsolidated Affiliate), computed in accordance with GAAP for 4 Quarter Subject Period:
$

b. Any extraordinary or non-recurring gain realized during 4 Quarter Subject Period by any member of Consolidated Group (including Consolidated Group Pro Rata Share of any extraordinary or non-recurring gain realized during 4 Quarter Subject Period by any Unconsolidated Affiliate):
$

c. Any extraordinary or non-recurring loss realized during 4 Quarter Subject Period by any member of Consolidated Group (including Consolidated Group Pro Rata Share of any extraordinary or non-recurring loss realized during 4 Quarter Subject Period by any Unconsolidated Affiliate):
$
			d. Consolidated Net Income (Line IV.A.1.a. - Line IV.A.1.b. + Line IV.A.1.c.):	$
2.
Total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for 4 Quarter Subject Period determined on a consolidated basis in accordance with GAAP (including the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliated for 4 Quarter Subject Period determined in accordance with GAAP) (plus, to the extent not already included in such total cash interest expense, amortization of deferred financing costs):

$
3.
Provision for federal, state, local and foreign income taxes of the Consolidated Group (including the Consolidated Group Pro Rata Share of the provision for federal, state, local and foreign income taxes of each Unconsolidated Affiliate) for 4 Quarter Subject Period:
$
		4.	Non-cash charges of the Consolidated Group for 4 Quarter Subject Period (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period):	$
5.
Consolidated Group Pro Rata Share of non-cash charges of Unconsolidated Affiliates for 4 Quarter Subject Period (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period):
$
6.
Acquisition closing costs of the Consolidated Group that were capitalized prior to FAS 141-R reducing Consolidated Net Income (including the Consolidated Group Pro Rata Share of acquisition closing costs of Unconsolidated Affiliates that were capitalized prior to FAS 141-R reducing Consolidated Net Income):
$
7.
Depreciation and amortization expense of the Consolidated Group (including the Consolidated Group Pro Rata Share of depreciation and amortization expense of each Unconsolidated Affiliate) for 4 Quarter Subject Period:
$
8.
One-time costs and expenses relating to the effectiveness of the credit facilities evidenced by the Agreement and the transactions relating thereto, to the extent such fees and expenses are incurred on or prior to the date that is ninety-days following the Restatement Effective Date:
$
9.
Non-cash items of the Consolidated Group for 4 Quarter Subject Period increasing Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in Line IV.A.4. above, except to the extent such reversal results from a cash payment):
$
10.
Consolidated Group Pro Rata Share of non-cash items of Unconsolidated Affiliates for 4 Quarter Subject Period increasing Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in Line IV.A.5. above, except to the extent such reversal results from a cash payment):
$
		11.	Consolidated EBITDA (Lines IV.A.1.d. + Line IV.A.2. + Line IV.A.3. + Line IV.A.4. + Line IV.A.5. + Line IV.A.6. + Line IV.A.7. + Line IV.A.8. - Line IV.A.9. – Line IV.A.10.):	$

4	Or 65% during a Material Acquisition Period
5	Applicable only prior to Investment Grade Pricing Effective Date

Form of Compliance Certificate

	B.	Consolidated Fixed Charges for 4 Quarter Subject Period:
1.
Total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for 4 Quarter Subject Period determined on a consolidated basis in accordance with GAAP (including the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliated for 4 Quarter Subject Period determined in accordance with GAAP):
$
		2.	Scheduled payments of principal on Consolidated Total Debt for 4 Quarter Subject Period (excluding balloon payments payable on maturity):	$
3.
The amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group (other than to another member of the Consolidated Group) during 4 Quarter Subject Period in respect of its preferred Equity Interests (excluding any balloon payments payable on maturity or redemption in whole of such Equity Interests) :
$
4.
The Consolidated Group Pro Rata Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate (to Persons other than (x) a member of the Consolidated Group or (y) an Unconsolidated Affiliate in which the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group is greater than or equal to the percentage of Equity Interests owned by the Consolidated Group in the Unconsolidated Affiliate paying the dividend or distribution) during 4 Quarter Subject Period in respect of its preferred Equity Interests:
$
		5.	Consolidated Fixed Charges (Line IV.B.1. + Line IV.B.2. + Line IV.B.3. + Line IV.B.4.):	$
	Consolidated Fixed Charge Coverage Ratio (Line IV.A.11. ÷ Line IV.B.5.):			____ to 1.00
	Minimum Required Fixed Charge Coverage Ratio:			1.50 to 1.00

V.	Section 7.11(e) – Consolidated Unsecured Interest Coverage Ratio
	A.	Sum of Unencumbered Property NOI of each Unencumbered Eligible Property for the fiscal quarter ending on Statement Date (“Subject Period”)(see Annex II attached hereto for calculation):		$
B.
Consolidated Unsecured Interest Expense for Subject Period (the portion of Consolidated Interest Expense for Subject Period that is incurred in respect of Unsecured Indebtedness of any member of the Consolidated Group or an Unconsolidated Affiliate):
$
	Consolidated Unsecured Interest Coverage Ratio (Line V.A.÷ Line V.B.):			____ to 1.00
	Minimum Required Consolidated Unsecured Interest Coverage:			1.75 to 1.00

VI.	Section 7.11(f) – Consolidated Unsecured Leverage Ratio
	A.	Consolidated Total Unsecured Indebtedness at Statement Date:
1.
Aggregate amount of all Unsecured Indebtedness[6] of the Consolidated Group (including Indebtedness outstanding under the Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of Statement Date:
$
2.
Consolidated Group Pro Rata Share of the aggregate amount of all Unsecured Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of Statement Date:
$
		3.	Consolidated Total Unsecured Indebtedness (Line VI.A.1 + Line IV.A.2.):	$
	B.	Unrestricted Cash Amount at Statement Date (Line III.B.4.):
	C.	Unencumbered Asset Value at Statement Date
1.
Unencumbered Property NOI of each Unencumbered Eligible Property (excluding Disposed Portfolio Properties, Newly-Acquired Portfolio Properties and Non-Stabilized Portfolio Properties) owned or ground leased under an Eligible Ground Lease by the Consolidated Group for the fiscal quarter ending on the Statement Date (“Subject Period”) divided by the Applicable Capitalization Rate for each such Unencumbered Eligible Property (See Annex III attached hereto):
$
		2.	Undepreciated book value of all Unencumbered Eligible Properties that are Qualified Development Properties or Non-Stabilized Properties (see Annex III attached hereto):	$
		3.	Acquisition cost paid by Consolidated Group for Unencumbered Eligible Properties that are Newly-Acquired Portfolio Properties (See Annex III attached hereto):	$
		4.	(Line VI.C.1. * 4) + Line VII.B. + Line VII.C.:	$
		5.	Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are not office, retail or multi-family properties:[7]	$
		6.	Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease:[8]	$
		7.	Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that constitute Qualified Development Properties: [9]	$
8.
Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease or that constitute Qualified Development Properties:[10]
$
		9.	Adjustment (if any) to reflect limitations referenced in Lines VI.C.5., Line VI.C.6., Line VI.C.7. and Line VI.C.8.:	$
		10.	Unencumbered Asset Value: Line VI.C.4. - Line VI.C.9:	$

6	“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is not Secured Indebtedness.
7
Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are not office, retail or multi-family properties (and, for purposes of determiningcompliance with such 20% limitation, if an Unencumbered Eligible Property is considered “multi-use”, the Borrower shall be permitted to include the Unencumbered Property NOI of such Unencumbered Eligible Property’s office, retail or multi-family component without limitation under this Line VI.C.5.)

8	Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are either owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease
9	Not more than 10% of the UAV may be in respect of Unencumbered Eligible Properties that constitute Qualified Development Properties
10
Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease or that constitute Qualified Development Properties

Form of Compliance Certificate

	D.	Consolidated Total Unsecured Indebtedness minus Unrestricted Cash Amount (Line VI.A.3. - Line VI.B.):	$
	Consolidated Unsecured Leverage Ratio (Line VI.D. as a percentage of Line VI.C.10):		%
	Maximum Permitted Consolidated Unsecured Leverage Ratio:		60%[11]

VII.	Permitted Investments
Investments at Statement Date in:

Type of Permitted Investment	Limitation under Section 7.3	Actual Percentage of TAV	Actual Aggregate Amount of such Permitted Investments
The Aggregate Unconsolidated Affiliate Investment Amount	Not in excess of 20% of the Total Asset Value [7.03(b)(iii)]	________% of Total Asset Value	$____________
The Aggregate Non-Loan Party Investment Amount[12]	Not in excess of 20% of the Total Asset Value [7.03(b)(iv)]	________% of Total Asset Value	$____________
Unimproved land holdings [Aggregate Unimproved Land Holdings Investment Amount]	Not in excess of 5% of the Total Asset Value [7.03(c)(i)]	________% of Total Asset Value	$____________
Commercial mortgage loans and commercial real estate-related mezzanine loan [Aggregate Real Estate Loan Investment Amount]	Not in excess of 10% of the Total Asset Value [7.03(d)(i)]	________% of Total Asset Value	$____________
Investments in respect of costs to construct Portfolio Properties under development [Aggregate Construction Costs Investment Amount]	Not in excess of 25% of the Total Asset Value [7.03(e)]	________% of Total Asset Value	$____________
The sum of the Aggregate Construction Costs Investment Amount, the Aggregate Real Estate Loan Investment Amount, the Aggregate Unimproved Land Holdings Investment Amount, the Aggregate Unconsolidated Affiliate Investment Amount and the Aggregate Non-Loan Party Investment Amount[13]
	Not in excess of 25% of the Total Asset Value [7.03]	________% of Total Asset Value	$____________

_____________________________________________
11 Or 65% during a Material Acquisition Period
12 Not applicable after a Permitted Subsidiary Guarantor Release
13If at any time a Permitted Subsidiary Guarantor Release is consummated, the Aggregate Non-Loan Party Investment Amount shall equal $0 at all times following the consummation of such Permitted Subsidiary Guarantor Release.

Form of Compliance Certificate

Annex I

Calculation of the sum of the Portfolio Property Net Operating Income of
each Portfolio Property (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property and each Non-Stabilized Portfolio Property) owned or ground leased pursuant to an Eligible Ground Lease by the Consolidated Group for Subject Period divided by the Applicable Capitalization Rate for each such Portfolio Property

[See Calculation Attached Hereto]

Form of Compliance Certificate

Annex II

Sum of Unencumbered Property NOI of each Unencumbered Eligible Property for the fiscal quarter ending on
Statement Date

[See Calculation Attached Hereto]

Form of Compliance Certificate

Annex III

Unencumbered Eligible Properties

Property	Property Type [i.e., Hotel, Office, Retail]	Qualified Development Property or Non-Stabilized Portfolio Property? [Y/N]	Owned or Ground Leased [O/GL]	Owner/Ground Lessee (Controlled Joint Venture or Wholly Owned Subsidiary) [CJV/WO Sub]	Applicable Capitalization Rate	Occupancy Rate	Annual Capital Expenditure Adjustment	Unencumbered Property NOI	Acquisition Cost (only for Newly-Acquired Portfolio Properties that are Unencumbered Eligible Properties)	Undepreciated Book Value (only for Qualified Development Properties and Non-Stabilized Portfolio Properties that are Unencumbered Eligible Properties)

Occupancy Rate for all Unencumbered Eligible Properties (excluding Hotel Properties):                 __%
Minimum Permitted Occupancy Rate for all Unencumbered Eligible Properties (excluding Hotel Properties):    80%

Aggregate Unencumbered NOI:    $___________

Aggregate Acquisition Costs for all Newly-Acquired Portfolio Properties that are Unencumbered Eligible Properties: $___________14

Aggregate Undepreciated Book Value of all Qualified Development Properties that are Unencumbered Eligible Properties or Non-Stabilized Portfolio Properties: $___________

___________________
14 Include only Loan Party Pro Rata Share of acquisition costs for properties acquired by Controlled Joint Ventures

Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, in the case of an assignment of the revolving credit facility, the Letters of Credit and the Swing Line Loans included in such revolving credit facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

___________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1-1

1.	Assignor[s]: ______________________________

______________________________

[Assignor [is][is not] a Defaulting Lender

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: American Assets Trust, L.P., a Maryland limited partnership

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement, dated as of January 9, 2014, among American Assets Trust, Inc., the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned [7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number

			$________________	$_________	____________%
			$________________	$_________	____________%
			$________________	$_________	____________%

[7.	Trade Date: __________________][10]

___________________
5 List each Assignor, as appropriate.
6 List each Assignee and, if available, its market entity identifier, as appropriate.
7 Fill in the appropriate terminology for the types of facility under the Credit Agreement that are being assigned under this Assignment (e.g., Revolving Credit Commitment, Term Commitment, etc.)
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-2

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNOR]

By:
Title:

[Consented to and]13 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

BANK OF AMERICA, N.A., as
Issuing Bank and Swing Line Lender

By: _________________________________
Title:

[Consented to:14

AMERICAN ASSETS TRUST, L.P.

By: _________________________________
Title:]

___________________
11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13 To be added only if the consent of the Administrative Agent, Issuing Bank and/or Swing Line Lender is required by the terms of the Credit Agreement.
14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

E-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

E-1-4

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-5

EXHIBIT E-2
ADMINISTRATIVE QUESTIONNAIRE

See attached.

E-2-1

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

1.	Borrower or Deal Name American Assets Trust, L.P.
E-mail this document to: steven.gazzillo@baml.com
E-mail address of receipient: Steven Gazzillo
2.	Legal Name of Lender of Record for Signature Page: _______________________________
Markit Entity Identifier (MEI) # ____________________________________________________
Fund Manager Name (if applicable) ________________________________________________
Legal Address from Tax Document of Lender of Record:
Country ______________________________________________________________________
Address ______________________________________________________________________
City _______________	State/Province ________		Country ___________
3.	Domestic Funding Address:	4.	Eurodollar Funding Address:
Street Address __________________________			Street Address __________________________
Suite/Mail Code _________________________			Suite/Mail Code _________________________
City _______________	State ______________		City _______________	State ______________
Postal Code ________	Country ___________		Postal Code ________	Country ___________
5.	Credit Contact Information
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak E-Mail Address

Secondary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak E-Mail Address

1	Rev April 2013
Agency Procedure 12.01

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Primary Operations Contact:		Secondary Operations Contact:
First ____________ MI ___ Last ______________		First ____________ MI ___ Last ______________
Title _____________________________________		Title _____________________________________
Street Address __________________________		Street Address __________________________
Suite/Mail Code _________________________		Suite/Mail Code _________________________
City _________________	State _____________	City _________________	State _____________
Postal Code __________	Country ___________	Postal Code __________	Country ___________
Telephone ____________	Facsimile __________	Telephone ____________	Facsimile __________
E-Mail Address ____________________________		E-Mail Address ____________________________
IntraLinks/Synd E-Mail Address _______________		IntraLinks/Synd E-Mail Address _______________

Does Secondary Operations need to copy of notices? ____ YES ____NO

Letter of Credit Contact:		Draft Documentation Contact or Legal Counsel:
First ____________ MI ___ Last ______________		First ____________ MI ___ Last ______________
Title _____________________________________		Title _____________________________________
Street Address __________________________		Street Address __________________________
Suite/Mail Code _________________________		Suite/Mail Code _________________________
City _________________	State _____________	City _________________
Postal Code __________	Country ___________	Postal Code __________
Telephone ____________	Facsimile __________	Telephone ____________
E-Mail Address ____________________________		E-Mail Address ____________________________

6.		Lender's Fed Wire Payment Instructions:

Pay to:
Bank Name
ABA #
City		State
Account #
Account Name
Attention

7.		Lender's Standby Letter of Credit, Commercial Letter of Credit, and Bankers' Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:
Bank Name
ABA #
City		State
Account #
Account Name
Attention
Can the Lender's Fed Wire Payment Instructions in Section 6 be used? ____ YES ____NO

2	Rev April 2013
Agency Procedure 12.01

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

8. Lender's Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly

Lender Taxpayer Identification Number (TIN): ___ ___ - ___ ___ ___ ___ ___ ___

Tax Withholding Form Delivered to Bank of America (check applicable one):

___W-9 ___W-8BEN ___W-8ECI ___W-8EXP ___W-8IMY

Tax Contact
First ______________ MI ___ Last __________________
Title ___________________________________________
Street Address ___________________________________
Suite/Mail Code __________________________________
City ________________________	State _____________
Postal Code _________________	Country ___________
Telephone ___________________	Facsimile __________
E-Mail Address ___________________________________

NON-U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

3	Rev April 2013
Agency Procedure 12.01

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

* Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America's Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: American Assets Trust

4	Rev April 2013
Agency Procedure 12.01

EXHIBIT F
GUARANTY AGREEMENT

F-1

AMENDED AND RESTATED CONTINUING GUARANTY
AMENDED AND RESTATED CONTINUING GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of January 9, 2014 made by and among each of the undersigned guarantors (each, a “Guarantor” and collectively, the “Guarantors”) in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Creditor Parties (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
WHEREAS, American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the lenders from time to time party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of January 19, 2011 (as amended or otherwise modified prior to the date hereof, the “Original Credit Agreement”).

WHEREAS, in connection with the Original Credit Agreement, certain of the Guarantors entered into that certain Continuing Guaranty, dated as of January 19, 2011 (as amended, modified or supplemented prior to the date hereof, the “Original Guaranty”) in favor of the Administrative Agent.
WHEREAS, concurrently with the execution hereof, the REIT, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent are entering into an Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Original Credit Agreement is being amended and restated in its entirety, but not as a novation, on the terms and subject to the conditions set forth therein.
WHEREAS, each Guarantor is either the REIT, which is the direct parent of the Borrower, or a direct or indirect Subsidiary of the Borrower.
WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the making of Loans to the Borrower, and the issuance of Letters of Credit for the account of the Borrower and/or one or more Subsidiaries, that each Guarantor shall have executed and delivered this Guaranty to the Administrative Agent.
WHEREAS, each Guarantor will obtain substantial direct and indirect benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower and/or one or more Subsidiaries under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to continue to make Loans to the Borrower and the L/C Issuer to issue Letters of Credit for the account of the Borrower and/or one or more Subsidiaries.

1

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the L/C Issuer and the other parties to whom any Obligations are owing (together with the Administrative Agent, the Lenders and the L/C Issuer, the “Creditor Parties”) and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Creditor Parties as follows:
1.Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all of the Obligations, including without limitation (i) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and all payments and disbursements made by the L/C Issuer and the Lenders with respect to Letters of Credit, (ii) all renewals, extensions, amendments, refinancings and other modifications thereof, and (iii) all out-of-pocket expenses incurred by any Creditor Party (including the fees, charges and disbursements of any counsel for any Creditor Party) in connection with the collection or enforcement thereof for which the Borrower is liable under the Credit Agreement, and whether recovery upon such Obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Borrower or any other Loan Party under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower or any other Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The books and records of the Administrative Agent or the Creditor Parties showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses (other than the defense of payment and performance in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Anything contained in this Guaranty to the contrary notwithstanding, it is the intention of each Guarantor and the Creditor Parties that the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any

2

comparable provisions of any similar federal or state law. To that end, but only in the event and to the extent that after giving effect to Section 20 of this Guaranty, such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this paragraph, be subject to avoidance or recovery in any such proceeding under applicable Debtor Relief Laws after giving effect to Section 20 of this Guaranty, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under applicable Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under applicable Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this paragraph and is otherwise subject to avoidance and recovery in any such proceeding under applicable Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation, and the Guaranteed Obligations as limited by the first sentence of this paragraph shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this paragraph is intended solely to preserve the rights of the Creditor Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.
2.No Setoff or Deductions; Taxes; Payments. All payments by any Guarantor hereunder shall be made in accordance with, and subject to the provisions of, Section 3.01 of the Credit Agreement.

3.Rights of Creditor Parties. Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the times for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security (if any) and direct the order or manner of sale thereof as the Creditor Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.

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4.Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Creditor Party to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for any of the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the full extent permitted by law, any and all other defenses (other than the defense of payment and performance in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5.Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.

6.Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, whether matured or unmatured.

7.Termination; Reinstatement. (a)    This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all of the Guaranteed Obligations (other than contingent

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indemnification obligations that survive termination of the Loan Documents for which no claim has been made) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or a Creditor Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Creditor Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
(b)    Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby acknowledges and agrees that if at any time any Subsidiary of the Borrower is released from its obligations as a Guarantor under this Guaranty as a result of a Permitted Subsidiary Guarantor Release and, subsequent to such Permitted Subsidiary Guarantor Release, such Subsidiary provides a Guarantee of, or otherwise becomes an obligor in respect of, any Indebtedness of the Borrower (other than the Obligations), then, immediately at the time such Subsidiary Guarantees such Indebtedness of the Borrower or otherwise becomes an obligor in respect thereof, all obligations of such Subsidiary under this Guaranty (including its guaranty of the Guaranteed Obligations hereunder) shall be automatically revived and reinstated without any action on the part of the Administrative Agent, such Subsidiary or any other Person. In connection with any such revival and reinstatement of the obligations of such Subsidiary hereunder, such Subsidiary shall (x) execute such reaffirmations of its obligations hereunder (including reaffirmations of its guaranty of the Guaranteed Obligations) as reasonably requested by the Administrative Agent and (y) cause all requirements of Section 6.12 of the Credit Agreement to be satisfied with respect to such Subsidiary.

8.Release of Liability of Guarantor. (a)    At the request and at the sole expense of the Borrower, in the event that (i) any Guarantor that is a Subsidiary of the Borrower becomes an Excluded Subsidiary as a result of a transaction permitted under the Credit Agreement or (ii) all of the capital stock or other Equity Interests of any Guarantor is sold or otherwise disposed of (including by way of the merger or consolidation of such Guarantor with or into another Person) or liquidated (except to the extent that such sale or disposition is to the Borrower, the REIT or any of their respective Affiliates) in any such case in compliance with the requirements of Section 7.05 of the Credit Agreement and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, then such Guarantor shall, upon becoming an Excluded Subsidiary or upon the consummation of such sale or other disposition, as applicable, be released from its obligations under this Guaranty and the Administrative Agent shall, upon the request and at the sole expense of the Borrower, provide the Borrower with written confirmation of such release and shall take such further actions as reasonably requested by the Borrower to evidence such release; provided,

5

that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release reasonably satisfactory to the Administrative Agent showing that such Guarantor becoming an Excluded Subsidiary or such sale or disposition, as applicable, is as a result of a transaction permitted under the Credit Agreement.
(b)    Subject to Section 7 hereof, in the event that the Administrative Agent is required to release any Subsidiary of the Borrower that is a Guarantor from its guaranty and other obligations hereunder pursuant to Section 10.20 of the Credit Agreement, the Administrative Agent will release such Guarantor in accordance with Section 10.20 of the Credit Agreement. On and after the consummation of any such release, the Administrative Agent shall, upon the request and at the sole expense of the Borrower, provide the Borrower with written confirmation of such release and shall take such further actions as reasonably requested by the Borrower to evidence such release.
(c)    The Administrative Agent shall have no liability whatsoever to any Creditor Party as a result of any release of any Guarantor by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 8 or Section 10.20 of the Credit Agreement.

9.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors who are not subject to such automatic stay immediately upon demand by the Administrative Agent.

10.[Reserved]

11.Modifications; Miscellaneous. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in a writing signed by each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders or all of the Lenders, to the extent required by Section 10.01 of the Credit Agreement). No failure by any Creditor Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

12.Condition of Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantors as such Guarantor requires, and that no Creditor Party has any duty, and no Guarantor is relying on any

6

Creditor Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).

13.Setoff. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized, at any time or from time to time, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender, the L/C Issuer or any of their respective Affiliates to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Lender or the L/C Issuer under this Guaranty, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer (by its acceptance of the benefits hereof) acknowledges and agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

14.Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity); (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and

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filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. In addition, each Guarantor represents and warrants that (x) until all of the Guaranteed Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer, such Guarantor will comply with all covenants contained in the Credit Agreement applicable to it as if it were a party thereto; and (y) an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

15.Indemnification and Survival. Without limitation on any other obligations of any Guarantor or remedies of any Creditor Party under this Guaranty, each Guarantor shall, jointly and severally, to the full extent permitted by law, indemnify, defend and save and hold harmless each Indemnitee if, and to the same extent that, the Borrower is required to indemnify, defend and save and hold harmless such Indemnitee under Section 10.04 of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16.Guaranty Enforceable by Administrative Agent. This Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders (to the extent required under the Credit Agreement) and no other Creditor Party will have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security (if any) to be granted by the Loan Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Creditor Parties, upon the terms of this Guaranty and the other Loan Documents. It is understood and agreed that the agreement in this Section 16 is solely for the benefit of the Creditor Parties.

17.[Reserved]

18.Subordination of Indebtedness Held by Guarantors. Any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full in immediately available funds of all the Guaranteed Obligations, and such indebtedness of any Loan Party to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditor Parties and be paid over to the Administrative Agent for the benefit of the Creditor Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Loan Party

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to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditor Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer; provided, that if any amount shall be paid to any Guarantor on account of such subrogation rights prior to such time, such amount shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing. Upon the indefeasible payment in full in immediately available funds of all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made), the termination of all Commitments and at such time as all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer, each Guarantor shall be subrogated to the rights of the Creditor Parties to receive payments or distributions applicable to the Guaranteed Obligations until all Indebtedness of the Borrower held by such Guarantor shall be paid in full.

19.Additional Guarantors. Any Subsidiary of the REIT that is required to become a party to this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing and delivering a joinder agreement in the form attached hereto as Annex I.

20.Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the

9

aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents and for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 20 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 20, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 20, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in cash, all Commitments are terminated and all Letters or Credit have been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

21.Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

22.Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

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23.Governing Law; Assignment; Jurisdiction; Notices. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to the conflicts of law provisions thereof). This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Creditor Parties and their respective successors and assigns and the Lenders may, in accordance with Section 10.06 of the Credit Agreement and without affecting the obligations of any Guarantor hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the non‑exclusive jurisdiction of courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Each of the parties hereto (x) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (y) consents to the service of process out of any of the aforementioned courts, in the manner provided in Section 10.02 of the Credit Agreement, to (A) in the case of the Administrative Agent, at the address provided in the Credit Agreement and (B) in the case of a Guarantor, at its address set forth opposite its signature page below. All notices and other communications to any Guarantor under this Guaranty shall be in writing and delivered in the manner set forth in Section 10.02 of the Credit Agreement. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Creditor Party, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature below.

24.WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS.

25.    Ratification of Obligations under Original Guaranty. Each Guarantor hereby acknowledges and agrees that (a) this Guaranty does not constitute a novation of the obligations and liabilities of the Guarantors under the Original Guaranty and such obligations and liabilities shall remain in full force and effect in accordance with the terms thereof as modified hereby and (b) except as expressly stated herein or amended hereby, the Original Guaranty is ratified and confirmed as remaining unmodified and in full force and effect and that this Guaranty amends and restates in its entirety the Original Guaranty.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:		AMERICAN ASSETS TRUST, INC.

11455 El Camino Real	By:
Suite 200		Name: John W. Chamberlain
San Diego, CA 92130		Title: Chief Executive Officer & President
Fax No.: (858) 350-2620
Tel. No.: (858) 350-2600	By:
Email: rbarton@americanassets.com		Name: Robert F. Barton
Attention: Robert F. Barton, Chief		Title: Chief Financial Officer and Executive Vice President
Financial Officer

with a copy to:		AMERICAN ASSETS TRUST MANAGEMENT LLC
PACIFIC DEL MAR ASSETS LLC
11455 El Camino Real		PACIFIC CARMEL MOUNTAIN ASSETS LLC
Suite 200		PACIFIC SOLANA BEACH ASSETS LLC
San Diego, CA 92130		RANCHO CARMEL PLAZA LLC
Fax No.: (858) 350-2620		PACIFIC OCEANSIDE HOLDINGS LLC
Tel. No.: (858) 350-2600		DEL MONTE SAN JOSE HOLDINGS LLC
Email: awyll@americanassets.com		KEARNY MESA BUSINESS CENTER LLC
Attention: Adam Wyll, SVP, General		DEL MONTE CENTER HOLDINGS LLC
Counsel		BEACH WALK HOLDINGS LLC
ICW PLAZA MERGER SUB LLC
PACIFIC SOUTH COURT ASSETS LLC
PACIFIC TORREY DAYCARE ASSETS LLC
LANDMARK VENTURE JV, LLC
PACIFIC FIRECREEK HOLDINGS, LLC
IMPERIAL STRAND LLC
MARINER’S POINT, LLC
PACIFIC TORREY RESERVE WEST ASSETS LLC
BROADWAY 101 SORRENTO HOLDINGS, LLC
BROADWAY 225 SORRENTO HOLDINGS, LLC
BROADWAY 101 STONECREST HOLDINGS, LLC
BROADWAY 225 STONECREST HOLDINGS, LLC
EBW HOTEL LLC
WAIKELE VENTURE HOLDINGS LLC
VISTA HACIENDA LLC
PACIFIC SANTA FE ASSETS LLC
SB CORPORATE CENTRE LLC
SB TOWNE CENTRE LLC

	By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

	By:	AMERICAN ASSETS TRUST, INC. its General Partner

[Signature Page to Guaranty]

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC TORREY RESERVE WEST HOLDINGS, L.P.

By:	PACIFIC TORREY RESERVE WEST
ASSETS LLC, its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

CARMEL COUNTRY PLAZA, L.P.

By:	PACIFIC DEL MAR ASSETS LLC, its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President
By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC CARMEL MOUNTAIN HOLDINGS, L.P.

By:	PACIFIC CARMEL MOUNTAIN
ASSETS LLC, its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

[Signature Page to Guaranty]

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC SOLANA BEACH HOLDINGS, L.P.

By:	PACIFIC SOLANA BEACH
ASSETS LLC, its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

RANCHO CARMEL HOLDINGS, LLC

By:	RANCHO CARMEL PLAZA LLC, its Sole Member

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

ABW LEWERS LLC

By:	BEACH WALK HOLDINGS LLC, its Managing Member

[Signature Page to Guaranty]

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

ABW 2181 HOLDINGS LLC

By:	ABW LEWERS LLC, its Sole Member

By:	BEACH WALK HOLDINGS LLC, its Managing Member

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

ALAMO STONECREST HOLDINGS, LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

[Signature Page to Guaranty]

ALAMO VISTA HOLDINGS, LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

ICW PLAZA HOLDINGS, LLC

By:	ICW PLAZA MERGER SUB LLC, its Sole Member

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

AAT SOLANA 101, LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

AAT GEARY MARKETPLACE, LLC

[Signature Page to Guaranty]

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

AAT TORREY RESERVE 6, LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

AAT LLOYD DISTRICT, LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

AAT SORRENTO POINTE LLC

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

[Signature Page to Guaranty]

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC SOUTH COURT HOLDINGS, L.P.

By:	PACIFIC SOUTH COURT ASSETS LLC,
its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC TORREY DAYCARE HOLDINGS, L.P.

By:	PACIFIC TORREY DAYCARE ASSETS LLC,
its General Partner

By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

PACIFIC SANTA FE HOLDINGS, L.P.

By:	PACIFIC SANTA FE ASSETS LLC,
its General Partner

[Signature Page to Guaranty]

	By:	AMERICAN ASSETS TRUST, L.P. its Sole Member

	By:	AMERICAN ASSETS TRUST, INC. its General Partner

By:
Name: John W. Chamberlain
Title: Chief Executive Officer & President

By:
Name: Robert F. Barton
Title: Chief Financial Officer and Executive Vice President

Accepted and Agreed to:

BANK OF AMERICA, N.A.
as Administrative Agent

By: ___________________________
Name:
Title:

[Signature Page to Guaranty]

Annex I to the
Continuing Guaranty

Form of Joinder to Amended and Restated Continuing Guaranty
JOINDER NO. ___, dated as of _________, 20__ (this “Joinder”), to the Amended and Restated Continuing Guaranty dated as of January 9, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Guaranty”), made by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), and the Subsidiaries of the REIT party thereto in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Creditor Parties.
A.Reference is made to (a) the Amended and Restated Credit Agreement dated as of January 9, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) among the REIT, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders party thereto and the Administrative Agent and (b) the Guaranty.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

C.[NAME OF ENTITY] has [formed][acquired] ___________, ___________ [type of entity](the “New Guarantor”).

D.Pursuant to the terms and provisions of the Credit Agreement, the New Guarantor is required to become a party to the Guaranty and guaranty the Obligations of the Borrower. The New Guarantor is executing this Joinder in accordance with the requirements of the Credit Agreement and Section 19 of the Guaranty to become a party to the Guaranty.

Accordingly, the New Guarantor hereby agrees as follows:

SECTION 1. The New Guarantor is hereby added as a party to the Guaranty and hereby agrees to be bound as a “Guarantor” by all of the terms, covenants and provisions set forth in the Guaranty to the same extent it would have been bound if it had been a signatory to the Guaranty on the date of the Guaranty. In furtherance of the foregoing, the New Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Guaranteed Obligations. The New Guarantor hereby makes each of the representations and warranties applicable to a “Guarantor” contained in the Guaranty.

SECTION 2. The New Guarantor hereby represents and warrants to the Administrative Agent and the other Creditor Parties that this Joinder has been duly authorized, executed and

1

delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity).

SECTION 3. The New Guarantor hereby represents and warrants to the Administrative Agent and the other Creditor Parties that its U.S. taxpayer identification number (or, if such New Guarantor is a Non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, is set forth under its signature to this Joinder.

SECTION 4. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 5. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 6. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

SECTION 7. All communications and notices to be provided to the New Guarantor hereunder or under the Guaranty shall be given to the New Guarantor at the address set forth under its signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

[New Guarantor]

By:
Name:
Title:

U.S. Taxpayer Identification Number:__________________

Address of New Guarantor:
[ ]

Accepted and Agreed to:

BANK OF AMERICA, N.A.
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder to Guaranty]

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE
I, the undersigned, chief financial officer of AMERICAN ASSETS TRUST, INC., a Maryland corporation (the “REIT”), DO HEREBY CERTIFY on behalf of the Loan Parties, in my capacity as a Responsible Officer of the REIT (and not in any individual capacity), that:
1.    This certificate is furnished pursuant to Section 4.01(a)(x) of the Amended and Restated Credit Agreement, (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of January 9, 2014 among the REIT, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto (as from time to time in effect, the “Credit Agreement”).
2.    Immediately following the consummation of the transactions contemplated by the Credit Agreement and immediately following the making of each Loan, if any, on the date hereof and after giving effect to the application of the proceeds of each such Loan, the REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent.
[Signature Page Follows]

G-1

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 2014.

AMERICAN ASSETS TRUST, L.P.

By:
Name:
Title:	Chief Financial Officer

G-2

EXHIBIT H-1

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of January 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

H-1-1
U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of January 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.
Pursuant to the provisions of Section 3.01(e) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

H-2-1
U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of January 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.
Pursuant to the provisions of Section 3.01(e) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-3-1
U.S. Tax Compliance Certificate

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

H-3-2
U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of January 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland Corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Agreement.
Pursuant to the provisions of Section 3.01(e) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-4-1
U.S. Tax Compliance Certificate

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

H-4-2
U.S. Tax Compliance Certificate